UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

HELEN OF TROY LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: _____________________________________________________________________________________

	(2)	Aggregate number of securities to which transaction applies: _____________________________________________________________________________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: _____________________________________________________________________________________

	(5)	Total fee paid: _____________________________________________________________________________________

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid: _____________________________________________________________________________________

	(2)	Form, Schedule or Registration Statement No.: _____________________________________________________________________________________

	(3)	Filing Party: _____________________________________________________________________________________

	(4)	Date Filed: _____________________________________________________________________________________

HELEN OF TROY LIMITED
Clarendon House
Church Street
Hamilton, Bermuda

June 15, 2005

Dear Shareholders:

It is my pleasure to invite you to the 2005 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Tuesday, August 2, 2005, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas. In addition to the business to be transacted at the meeting, members of management will present information about the Company's operations and will be available to respond to your questions.

At our Annual Meeting, we will vote on proposals to elect nine directors, to increase the number of Common Shares available under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan to make available to Officers and Employees of the Company excluding the CEO and an Executive Vice President, and make certain additional amendments to the Plan, to approve certain amendments to modernize the Company’s Bye-laws to allow for notice of and voting by directors and shareholders at meetings by electronic or other means, and to appoint KPMG LLP as the Company's independent auditors. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement contains information that you should consider when you vote your shares.

It is important that you vote your shares whether or not you plan to attend the Annual Meeting. Please sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible. If you plan to attend the Annual Meeting and wish to vote in person, you may revoke your proxy and vote in person at that time. I look forward to seeing you at the Annual Meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely, /s/ Gerald J. Rubin Gerald J. Rubin Chairman of the Board, Chief Executive Officer and President

HELEN OF TROY LIMITED
Clarendon House
Church Street
Hamilton, Bermuda

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 2, 2005

Notice is hereby given that the Annual General Meeting of the Shareholders (the "Annual Meeting") of Helen of Troy Limited, a Bermuda Company (the "Company"), will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 2, 2005, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.	To set the number of director positions at nine and to vote for the election of a board of nine directors;
2.
To consider an amendment to the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan to increase the number of Common Shares of the Company available to Officers and Employees of the Company excluding the CEO and an Executive Vice President, and make certain additional amendments to the Plan;

3.	To consider certain amendments to modernize the Company’s Bye-laws to allow for notice of and voting by directors and shareholders at meetings by electronic or other means;
4.	To appoint KPMG LLP as independent auditors of the Company to serve for the 2006 fiscal year; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 9, 2005. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/ Vincent D. Carson

Vincent D. Carson
Vice-President, General Counsel and Secretary

El Paso, Texas
June 15, 2005

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

HELEN OF TROY LIMITED

Clarendon House
Church Street
Hamilton, Bermuda

PROXY STATEMENT

FOR
ANNUAL MEETING OF SHAREHOLDERS
August 2, 2005

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the "Company") for use at its Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 2, 2005, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. Forms of proxy and proxy statements are to be distributed on or about June 15, 2005.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR setting the number of director positions to nine and FOR the election of the director nominees set forth in “Proposal 1: Election of Board of Directors.”
•
FOR the proposal to increase the number of Common Shares available for issue to its employees by an additional 750,000 shares, to limit the maximum amount of shares that can be issued in any fiscal year to 250,000, but exclude Mr. Gerald J. Rubin, the Company's Chairman of the Board, Chief Executive Officer and President and Mr. Christopher L. Carameros, an Executive Vice-President, from any future grants under the 1998 Plan and to require that any restricted shares granted under the plan will reduce the available shares under the plan by 3 shares. This proposal is set forth in “Proposal 2: Proposal to increase the number of Common Shares available under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan and make certain additional amendments to the plan.”

•
FOR the proposal to amend the Company’s Bye-laws to modernize the Company’s Bye-laws to allow for notice of and voting by directors and shareholder at meetings by electronic or other means set forth in “Proposal 3:Amendment to Bye-Laws”.

•	FOR the appointment of KPMG LLP as the independent auditors of the Company set forth in “Proposal 4: Appointment of Independent Auditors.”
In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your Helen of Troy shareholder vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at Helen of Troy’s 2005 Annual Shareholders’ Meeting. To pass, each proposal included in this year’s proxy statement requires a majority of votes voting at the Annual Meeting. Banks and brokers cannot vote on their clients’ behalf on non-routine proposals, such as the Proposal to Increase the Number of Common Shares Available under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan, and the proposal to amend the Company’s Bye-laws, which further reduces the number of votes cast. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 28, 2005 ("fiscal 2005"), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview. Forms of proxy and proxy material may also be distributed through brokers, custodians and like parties to beneficial owners of our Common Shares, par value $.10 per share (the "Common Stock"), for which we will, upon request, reimburse the forwarding expense. D.F. King & Co., Inc. will also assist the Company in the solicitation of proxies for a fee of $7,500, plus expenses.

VOTING SECURITIES & RECORD DATE

The close of business on June 9, 2005, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As May 20, 2005 there were 29,878,201 shares of Common Stock issued and outstanding, each entitled to one vote per share.

PROPOSAL 1: ELECTION OF DIRECTORS

The Bye-laws of the Company state that the number of our Directors shall be established by the Shareholders from time to time but shall not be less than two. The Board of Directors has recently recommended that the number of director positions be set at nine, and accordingly the Nominating and Corporate Governance Committee has identified nine candidates for election to the Board of Directors.

The nine persons named below are the nominees for election as Directors. Two of the nine candidates, Gerald J. Rubin and Christopher L. Carameros are members of Helen of Troy's senior management. Gerald J. Rubin and Stanlee N. Rubin are married. Gerald J. Rubin and Byron H. Rubin are brothers. The Board of Directors has determined that the remaining five candidates, Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, Adolpho R. Telles, and Darren G. Woody are independent directors as defined in the applicable rules for companies traded on The NASDAQ Stock Market ("NASDAQ"), and therefore, the majority of our nine person Board of Directors will be independent as so defined. Each Director elected shall serve as a Director until the next annual meeting of shareholders, or until his or her successor is elected and qualified.

Set forth below are descriptions of the principal occupations during at least the past five years of the nominees for election to our Board of Directors:

GARY B. ABROMOVITZ, age 62, has been Deputy Chairman of the Board of Directors of the Company and lead Director since March 2002. He has been a Director of the Company since 1990. Mr. Abromovitz is an attorney and has been a consultant to several law firms involving business related matters. He is active in real estate development concentrating on industrial, commercial and historic properties. In March, 2005, he joined the Board of Directors of Cardiovascular Biotherapeutics, Inc. as lead Director and chair of the audit, compensation, and governance committees.

JOHN B. BUTTERWORTH, age 53, has been a Director of the Company since August 2002. Mr. Butterworth is a Certified Public Accountant and, since 1982, has been a shareholder in a public accounting firm located in El Paso, Texas.

CHRISTOPHER L. CARAMEROS, age 51, has been a Director of the Company since June 1993. Mr. Carameros joined the Company as Executive Vice-President in January 2003. Mr. Carameros has been an officer and Director of L & M Asset Management Inc., a privately-held company which holds certain of his personal investments, from August 1997 to the present.

TIMOTHY F. MEEKER, age 58, has been a director of the Company since August 2004. Since 2002, Mr. Meeker has served as President, and principal in Meeker and Associates, a privately-held management consulting firm. Mr. Meeker served as Senior Vice-President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002. From 1989 to 1996, Mr. Meeker served as Vice-President of Sales for Bristol-Myers' Clairol Division.

BYRON H. RUBIN, age 55, has been a Director of the Company since 1981. Mr. Rubin has been a partner in the firm of Daniels & Rubin, an insurance and tax planning firm in Dallas, Texas, since 1979.

GERALD J. RUBIN, age 61, founder of the Company, has been the Chairman of the Board, Chief Executive Officer and President of the Company since June 2000. From 1984 to June 2000, Mr. Rubin was Chairman of the Board and Chief Executive Officer of the Company. Mr. Rubin has been a Director of the Company since 1969. Mr. Rubin also serves on the Board of Directors of the El Paso Branch, Federal Reserve Bank of Dallas, Texas.

STANLEE N. RUBIN, age 61, has been a Director of the Company since 1990. Mrs. Rubin is active in civic and charitable organizations. She is a Partner for the Susan G. Komen Breast Cancer Foundation.

ADOLPHO R. TELLES, age 55, was appointed as Director to succeed James C. Swaim on June 10, 2005. Mr. Telles is a Certified Public Accountant. Since November of 2003, Mr. Telles has been a business consultant providing advisory services to entities in the area of corporate governance, internal auditing, and compliance with the Sarbanes Oxley Act of 2002. Previously, Mr Telles was a partner with the accounting firm of KPMG LLP, and its predecessors for over 16 years.

DARREN G. WOODY, age 45, has been a director of the Company since August 2004. Mr. Woody is President and Chief Executive Officer of C.F. Jordan, a construction services firm. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott and Woody P.C.

James C. Swaim who has served on our Board of Directors since August 2004 recently accepted the position of Chief Financial Officer with Hillwood Development Corporation, a Dallas-based real estate development company. Due to time commitments of his new position, Mr. Swaim resigned from the Board effective June 10, 2005. The Board of Directors elected Mr. Adolpho R. Telles to fill the vacancy created on the Board by Mr. Swaim’s resignation.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SETTING THE NUMBER OF DIRECTOR POSITIONS AT NINE AND FOR EACH OF THE NINE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE, THE BOARD, BOARD COMMITTEES AND MEETINGS

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a Company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters; the Board is the Company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the Company’s day-to-day operations.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: http://www.hotus.com.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the directors is independent,

•	regularly scheduled executive sessions of independent directors,

•
Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent directors and having the purposes and charters described below under the separate committee headings, and

•	specific Audit Committee authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following five directors nominated for election at the annual meeting: Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, Adolpho R. Telles, and Darren G. Woody, are independent directors as defined in revised Rule 4200 of the NASDAQ listing standards approved by the SEC, and, therefore, a majority of our Company’s proposed nine-person Board of Directors is independent as so defined. The other directors nominated for election at the annual meeting, Gerald J. Rubin, Stanlee N. Rubin, Byron H. Rubin, and Christopher L. Carameros are not independent.

The foregoing independence determination of our Board of Directors included the determination that each of these five nominated Board members, if elected and appointed to the Audit Committee, Nominating and Corporate Governance Committee, or Compensation Committee as discussed above, is respectively:

•
independent for purposes of membership on the Audit Committee under Rule 4350(d) of the NASDAQ listing standards, that includes the independence requirements of Rule 4200 and additional independence requirements under SEC Rule 10A-3(b);

•	independent under the NASDAQ listing standards for purposes of membership on the Nominating and Corporate Governance Committee; and

•
independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee and also is a “non-employee director” under SEC Rule 16b-3 and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Board of Directors has four committees: The Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Executive Committee. The following table shows the composition of these committees over the last fiscal year:

Director	Audit	Nominating & Corporate Governance	Compensation	Executive
Gary B. Abromovitz	M	Chair	Chair
John B. Butterworth	M
Christopher L. Carameros
Timothy F. Meeker		M	M
Byron H. Rubin				M
Gerald J. Rubin				Chair
Stanlee N. Rubin				M
James C. Swaim *	Chair through June 10, 2005
Adolpho R. Telles	Chair since June 10, 2005
Darren G. Woody		M	M

M = Current Member over the past Year
* Resigned from the Board of Directors on June 10, 2005.

Executive Committee. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except to the extent limited by the Company's Bye-laws and by applicable law. All actions and resolutions of the Executive Committee are reported to the Board of Directors at the next meeting of the Board for its review, approval and ratification. The Executive Committee meets informally on a periodic basis during the year. The Executive Committee did not adopt any resolutions or hold any formal meetings during fiscal 2005.

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The primary purposes of this committee are to oversee on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and appointment, compensation, qualifications, independence and performance of our independent auditors, (3) our compliance with legal and regulatory requirements, and (4) oversee the staffing, establishment and ongoing operation of our internal audit function. The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties. The Audit Committee also reviews the content and enforcement of the Company's Ethical Code of Conduct, consults with our legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements. The Audit Committee met eleven times during fiscal 2005, seven meetings of which had certain audit committee members participating via telephone.

The Board of Directors has determined that the members of the Audit Committee are independent as previously described. In addition, the Board of Directors had determined that Mr. Swaim, qualified as an "audit committee financial expert" as defined by the SEC in Item 401(h) of Regulation S-K promulgated by the SEC and was independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. The Board of Directors determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally, the Board of Directors had determined that Mr. Swaim met the requirement of the NASDAQ listing standards that at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. As previously discussed, on June 10, 2005, Mr. Swaim resigned from the Board of Directors. Adolpho R. Telles, was appointed on June 10, 2005 to succeed his position on the Board of Directors and serve as Chairman of the Audit Committee for the balance of the current year’s term. Mr. Telles has been determined by the Board to qualify as an “audit committee financial expert” who can satisfy NASDAQ listing standards.

Nominating and Corporate Governance Committee. The primary purposes of the committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (2) implement the Board’s criteria for selecting new directors, (3) develop, recommend to the Board, and assess our corporate governance policies, and (4) oversee the evaluation of our Board. The Nominating and Corporate Governance Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and committee positions.

The committee's current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The committee looks for a number of personal attributes in selecting candidates including: sound reputation and ethical conduct; business and professional activities, which are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; limited service on other boards; and, a commitment to contribute to the Company's overall performance placing it above personal interests. The Committee held one meeting during fiscal 2005.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph, to be considered for election. Any shareholder who intends to present a director nomination proposal for consideration at the 2006 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2006 Annual Meeting, must deliver a written copy of the proposal to our Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under "Shareholder Proposals" in this Proxy Statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing Rule 14a-8 procedures, the shareholder may use the procedures set forth in our Company’s Bye-laws, although our Company would in the latter case not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders. For shareholder nominations of directors to be properly brought before an annual meeting by a shareholder pursuant to the Bye-laws, the shareholder must have given timely notice thereof in writing to the Secretary of our Company. To be timely, written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information, must be delivered for consideration by the Nominating and Corporate Governance Committee prior to the next annual meeting to the Secretary of the Company, Clarendon House, Church Street, Hamilton, Bermuda not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Under SEC rule 14a-8 (and assuming consent to disclosure is given by the proponents and nominee), our Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of our outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year's annual meeting. Our Company did not receive any such nominations.

Compensation Committee. The primary purposes of the committee are to (1) review and approve corporate goals and objectives relevant to the chief executive officer's compensation, (2) evaluate the CEO's performance in light of those goals and objectives, (3) either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's evaluation based on this evaluation, (4) make recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company's proxy statement. The Board of Directors has determined that the members of this committee are independent as previously described. In fiscal 2005, the Compensation Committee met quarterly in connection with the regularly scheduled meetings of the Board of Directors, and telephonically once. The Committee also conducted numerous informal telephonic discussions with its advisors throughout the year.

Meetings of Board of Directors. The full Board of Directors met formally four times during fiscal 2005 and telephonically on three occasions. The Board also acted by unanimous consent twice during fiscal 2005. Each of the Directors attended 100% of the aggregate number of formal Board of Directors meetings or consents and committee meetings or consents held or acted upon during the period for which he or she acted as a Director during fiscal 2005. The Company expects all Board members to attend its Annual General Meeting of the Shareholders, unless circumstances would prevent a Board member from doing so. All Board members except for Stanlee N. Rubin attended the prior year's Annual General Meeting of the Shareholders.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our stock who has concerns about accounting, internal accounting controls, or auditing matters relating to our Company may contact the Audit Committee directly. Any record or beneficial owner of our stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 866-210-7649 or 866-210-7650, if you would prefer to communicate in Portuguese or Chinese. When you call, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee (this third party service undertakes to forward the communications to Audit Committee if so requested and clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

DIRECTOR COMPENSATION

For fiscal 2005, each member of the Board of Directors of the Company who was not an employee of the Company received quarterly retainers of $6,000 and fees of $3,000 for each quarterly meeting of the Board of Directors attended. During fiscal 2005 the Deputy Chairman of the Board received quarterly retainers of $10,000, the Audit Committee Chair also received quarterly retainers of $10,000 and the Compensation Committee Chair received quarterly retainers of $5,000. Non-chair members of the Audit Committee received fees of $6,000 for each quarterly Audit Committee meeting attended. Non-chair members of the Compensation Committee received fees of $3,000 during fiscal 2005. The Board members also received reimbursement for travel and lodging expenses incurred in connection with attending all such meetings.

Under the Helen of Troy Limited 1995 Stock Option Plan (the “Directors Plan”) for Non-Employee Directors, each non-employee Director receives, on the first day of each fiscal quarter, stock options to acquire 4,000 shares of the Company's Common Stock. Stock options granted to non-employee Directors have an exercise price equal to the median of the high and low market prices of the Common Stock on the last trading date preceding the date on which the stock options are granted. Such stock options vest after one year. The Directors Plan expired by its terms on June 6, 2005. As of the expiration date, there were 280,000 shares available to grant that were previously approved by the shareholders for issuance under the Directors’ Plan. The Board of Directors believes that the granting of stock options to Board members is in the best interest of the Company’s shareholders because it allows them to participate in the appreciation of the Company’s stock price which aligns their interests with the interests of the Company’s shareholders. The Compensation Committee considered placing a proposal before the Company’s shareholders at the Annual Meeting to extend the term of the Directors’ Plan for an additional three-year period, which would have permitted future awards of the remaining 280,000 shares previously approved by the shareholders to the directors. However, the Compensation Committee and the independent Directors believe that it is more important, at this time, to provide the Company’s key officers and employees, other than Messrs. Rubin and Carameros, with equity-based compensation to remain competitive in the market, and therefore, an extension of the Directors Plan is not being requested at this time. The Compensation Committee will re-evaluate the Director’s Plan in future years. The Compensation Committee is recommending to the Company’s shareholders at the Annual Meeting the approval of an additional 750,000 shares of Common Stock for issuance under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan to key officers and employees, other than to Messrs. Rubin and Carameros.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 5, 2005, the beneficial ownership of the Common Stock of the Directors, nominees for the Board of Directors, the executive officers of the Company, the Directors and executive officers of the Company as a group, and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

	COMMON STOCK
NAME OF BENEFICIAL OWNER	BENEFICIALLY OWNED	PERCENT *
Gerald J. Rubin (1)(2)	7,553,922	20.91%
Stanlee N. Rubin (1)(2)
One Helen of Troy Plaza
El Paso, Texas 79912

Byron H. Rubin (2)	26,000	**

Gary B. Abromovitz (2)	40,500	**

Christopher L. Carameros (2)	169,799	**

John B. Butterworth (2)	25,105	**

Timothy F. Meeker	-	**

James C. Swaim	-	**

Darren G. Woody	-	**

Adolpho R. Telles	-	**

Thomas J. Benson (2)	6,195	**

Vincent D. Carson (2)	7,718	**

All directors and executive officers as a group	7,829,239	21.68%
(12 persons)

FMR Corp. (3)	2,980,000	8.25%
82 Devonshire Street
Boston, Massachusetts 02109

SAB Capital Advisors, LLC. (4)	2,919,855	8.08%
712 Fifth Avenue, 42nd Floor
New York, N.Y. 10019.
________________________

*
Percent ownership is calculated based on 29,873,851 shares of the Company's Common Stock outstanding on May 5, 2005 and 6,246,069 stock options held by all grantees exercisable within 60 days of May 5, 2005.

**	Ownership of less than one percent of the outstanding Common Stock.

(1)
Does not include 144,000 shares in a trust for the children of Gerald J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership and includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners.

(2)	Includes shares subject to stock options that are exercisable within 60 days of May 5, 2005 as follows:

Gerald J. Rubin	5,625,000
Stanlee N. Rubin	116,000
Byron H. Rubin	16,000
Gary B. Abromovitz	38,500
Christopher L. Carameros	134,586
John B. Butterworth	24,000
Thomas J. Benson	5,688
Vincent D. Carson	6,250
Total	5,966,024

(3)	According to schedule 13G/A filed on February 14, 2005, and Form 13F filed on February 14, 2005, FMR Corp. has sole dispositive power for 2,980,000 shares and sole voting power for -0- shares.

(4)
According to schedule 13G/A filed on February 14, 2005, and Form 13F filed on February 14, 2005, SAB Capital Advisors, LLC. has sole dispositive power for 2,919,855 shares and sole voting power for 2,919,855 shares.

HELEN OF TROY FIVE-YEAR
STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return of the Company to the NASDAQ Market Index and a peer group index, assuming $100 invested March 1, 2000. The Peer Group Index was the Dow Jones Industry Group - Cosmetics.

EXECUTIVE OFFICERS

The executive officers of the Company are Gerald J. Rubin, Christopher L. Carameros, Vincent D. Carson and Thomas J. Benson. Messrs. Rubin and Carameros are also Directors of the Company. See "Election of Directors."

THOMAS J. BENSON, age 47, has been Senior Vice-President of Finance and Chief Financial Officer of the Company since August 2003. Mr. Benson served as Chief Financial Officer of Elamex, S.A. de C.V., a provider of manufacturing and shelter services, from June 2002 to August 2003, and as Chief Financial Officer of Franklin Connections / Azar Nut Company, a manufacturer, packager and distributor of candy and nut products, from May 1994 to June 2002. He has served as an investments director in two private investment firms and spent seven years in public accounting. He received his B.S. from St. Mary's College and his Masters Degree of Taxation from De Paul University.

VINCENT D. CARSON, age 45, joined the Company on November 1, 2001, in the capacity of Vice-President, General Counsel and Secretary, after a 16-year legal career in private practice. Prior to joining the Company, Mr. Carson was a shareholder in Brandys Carson & Pritchard, P.C. from 1993 to 2001, and was a shareholder at Mounce, Green, Myers, Safi & Galatzan, P.C. during 2001. Both firms are located in El Paso, Texas.

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation earned during fiscal 2003 through 2005 by the Company's Chief Executive Officer and its other Executive Officers.

NAME AND PRINCIPAL	FISCAL	SALARY	BONUS		COMPENSATION	OPTIONS/SARS	COMPENSATION
POSITION	YEAR	($)	($)		($)	(#)	($)
Gerald J. Rubin	2005	600,000	9,320,685	(1)	-	-	73,203	(2)(3)
Chairman, Chief Executive	2004	600,000	5,474,156	(1)	-	625,000	117,077
Officer, and President	2003	600,000	2,039,175	(1)	-	1,000,000	105,380

Christopher L. Carameros (4)	2005	600,000	750,000		-	-	7,116	(2)
Executive Vice-President	2004	498,000	269,154		-	300,000	6,725
	2003	83,000	-		-	-	-

Thomas J. Benson (5)	2005	267,500	109,615		-	-	6,780	(2)
Senior Vice-President	2004	135,417	37,306		-	56,883	1,158
Finance and Chief Financial Officer

Vincent D. Carson	2005	191,000	45,546		-	-	6,114	(2)
Vice-President and	2004	181,788	81,992		-	5,000	3,334
General Counsel	2003	176,663	45,000		-	5,000	270
________________________

(1)	Amounts calculated and awarded pursuant to the Company’s 1997 Cash Bonus Performance Plan, as amended and approved by the shareholders in August 2003.

(2)	Amounts in this column for fiscal 2005 include the following:

	401(k) Plan	Group Life Insurance	Disability Insurance	Auto Lease
Gerald J. Rubin	$5,312	$2,772	$5,798	$16,464
Christopher L. Carameros (4)	6,150	966	-	-
Thomas J. Benson (5)	6,150	630	-	-
Vincent D. Carson	5,684	430	-	-

(3)
Includes amounts attributable to the economic benefit received for executive and survivorship life insurance policies. The economic benefit of such policies totaled $23,705 in fiscal 2005. During fiscal 2005, 2004 and 2003, the Company paid annual premiums of $360,000 in respect of the policies. See “Certain Relationships and Related Party Transactions.” Also includes $19,152 attributable to non-business travel for Mr. Rubin using a Company aircraft. The incremental cost to the Company of non-business use of Company aircraft has been calculated by adding pro-rated hourly flight charges associated with Mr. Rubin’s non-business flights and those of his accompanying guests. As of October 22, 2004, the Board of Directors adopted a policy that prohibits executive use of Company aircraft for non-business flights.

(4)
Mr. Carameros joined the Company as an employee on January 1, 2003. Prior to such appointment, Mr. Carameros was a non-employee Director of the Company. Mr. Carameros continues to serve on the Board of Directors.

(5)	Mr. Benson joined the Company in August 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

- NONE -
________________________

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS/SARS AT FISCAL YEAR-END (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS / SARS AT FISCAL YEAR-END ($) (1)
NAME	(#)	($)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
G. Rubin	1,000,000	30,392,100	5,625,000	-	80,640,825	-
C. Carameros	-	-	134,586	-	2,066,568	-
T. Benson	-	-	5,688	51,195	40,499	364,508
V. Carson	-	-	6,250	13,750	99,678	172,898
________________________

(1)	Represents the difference between the last sale price of the Common Stock on February 28, 2005 ($28.33) and the exercise price of the option, multiplied by the applicable number of options.

The following table summarizes certain equity compensation plan information as of February 28, 2005:

EQUITY COMPENSATION PLAN INFORMATION

NUMBER OF SECURITIES
REMAINING AVAILABLE FOR
FUTURE ISSUANCE UNDER
	NUMBER OF SECURITIES TO	WEIGHTED-AVERAGE	EQUITY COMPENSATION
	BE ISSUED UPON EXERCISE	EXERCISE PRICE OF	PLANS (EXCLUDING
	OF OUTSTANDING OPTIONS,	OUTSTANDING OPTIONS,	SECURITIES REFLECTED IN
	WARRANTS, AND RIGHTS	WARRANTS, AND RIGHTS	COLUMN (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,845,569	$ 14.60	714,373	(1)

________________________

(1)
Includes 353,887 shares authorized and available for issuance in connection with the Helen of Troy Limited 1998 Employee Stock Purchase Plan, 336,000 shares authorized and available for issuance under the Helen of Troy Limited 1995 Stock Option Plan for Non-Employee Directors which expired by its term on June 6, 2005, and 24,486 shares authorized and available for issuance under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan.

EMPLOYMENT CONTRACT FOR THE COMPANY’S
CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Rubin’s employment contract (i) was amended on April 21, 2005 to reduce the term from five years to three years, (ii) renews itself daily for a new three-year term, (iii) provides for a base salary of $600,000, and (iv) provides for an annual cash bonus payable in accordance with the Company’s 1997 Cash Bonus Performance Plan. The formula for calculating the annual cash bonus for Mr. Rubin was submitted to the Company’s shareholders for approval in 1997 and again in 2003. The Company’s shareholders approved the formula on both occasions. The annual cash bonus to Mr. Rubin is payable based on the earnings achieved by the Company in any applicable fiscal year according to the following scale:

	AMOUNT OF EARNINGS ACHIEVED BY
AMOUNT OF BONUS PAYABLE	THE COMPANY IN THE APPLICABLE
AS A PERCENT OF EARNINGS	FISCAL YEAR
5%	$-	to	$30,000,000
6%	$30,000,001	to	$40,000,000
7%	$40,000,001	to	$50,000,000
8%	$50,000,001	to	$60,000,000
9%	$60,000,001	to	$70,000,000
10%	$70,000,001	or more

For the purposes of the bonus calculation, “earnings” means the sum of the consolidated earnings from continuing operations before all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses. All components of the calculation are required to be determined in accordance with accounting principles generally accepted in the United States. The base salary paid to Mr. Rubin in the fiscal year then reduces the amount of the incentive bonus calculated above. Mr. Rubin’s incentive bonus for any fiscal year cannot exceed $15,000,000. In fiscal 2005, Mr. Rubin received an annual cash bonus of $9,273,811 and a special one-time bonus of $46,874 paid in connection with Mr. Rubin’s consent in October 2004 to terminate his perquisite that allowed for non-business use of the Company’s corporate airplane for up to $100,000 per fiscal year.

Under the terms of his employment agreement, Mr. Rubin is entitled to receive 125,000 options to purchase Common Stock on the last business day of each of the Company’s fiscal quarters and such options are immediately vested, assuming there are options available under the Company’s plans. In the fourth quarter of fiscal 2004 and continuing throughout fiscal 2005, Mr. Rubin declined receipt of the balance of available options in order to allow the remaining options in the plan to be used to reward selected members of the Company’s management with an equity ownership interest in the financial success of the Company.

Mr. Rubin’s employment agreement also calls for the reimbursement of certain expenses and taxes related to such reimbursements.

If Mr. Rubin’s employment with the Company is terminated by an occurrence other than death, disability or good cause, he will receive payments, each in an amount equal to his monthly rate of basic compensation, which shall commence on the date of termination and shall continue until the date the employment contract would have expired but for said occurrence. Mr. Rubin would also receive payments, payable annually after the close of each fiscal year of the Company, each in an amount of incentive compensation and bonuses that would otherwise have been payable to him if he had continued in the employ of the Company for the same period, provided, however, the incentive compensation and bonus payable with respect to any fiscal year shall not be less than the highest annual incentive compensation and bonus award made to Mr. Rubin with respect to the Company’s most recent three fiscal years ending prior to the date of termination. If Mr. Rubin’s employment had been terminated on February 28, 2005 by an occurrence other than death, disability or good cause, he would have been entitled to annual severance benefit payments (under the terms of his contract which was amended on April 21, 2005) in an amount of not less than $9,873,811 for each of the three years following the date of termination.

Upon the occurrence of a change in control of the Company, Mr. Rubin may elect to terminate his employment with the Company, and upon such termination he would receive a present-value lump sum payment of that amount due to him as basic compensation if his employment contract had continued until the date the employment contract would have expired but for said occurrence. In the event of a change in control, Mr. Rubin will also receive a lump sum payment in an amount equal to the amount of incentive compensation and bonuses that would otherwise have been payable to him under the employment agreement. Such lump sum payment shall be calculated using Mr. Rubin’s highest incentive compensation and bonuses payable with respect to the Company’s most recent three fiscal years ending prior to the date of the termination, with present value calculated using the applicable federal rate for the date of the termination of employment. His employment agreement was amended in April 2005 to provide that upon termination in no event will the severance payments to Mr. Rubin exceed 2.99 times his base amount, as defined in Section 280G of the Tax Code. If a change of control had occurred on February 28, 2005 and Mr. Rubin’s employment had been terminated under the terms of his amended contract, he would have been entitled to a lump-sum severance benefit of $27,972,187.

If Mr. Rubin’s employment is terminated by an occurrence other than by death, disability or good cause, including upon a change in control, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, if any, (4) medical benefits for him and his wife for life and (5) paid premiums of his life insurance policies, required under his employment contract. At February 28, 2005, Mr. Rubin did not own any restricted stock or options that were not already vested. Mr. Rubin will also continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment contract would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

In the event of Mr. Rubin’s death, all unpaid benefits under these agreements are payable to his estate. Mr. Rubin’s contract grants him the right to elect a cash payment of the remainder of his contract in the event of a merger, consolidation or transfer of all or substantially all of the Company’s assets to any unaffiliated company or other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2005, the Company continued an agreement (the "Lease") under which it leases a 108,000 square foot warehouse facility in El Paso, Texas, from a real estate partnership (the "Partnership") in which Gerald J. Rubin and Stanlee N. Rubin are limited partners. The Company entered into the Lease in order to expand its inventory storage capacity in El Paso, Texas. Under the terms of the Lease, the Company pays $29,250 in monthly rent. The Company also pays certain expenses associated with the operation of the facility. The Company leased the warehouse facility for the entire fiscal year and made a total of $526,000 in payments for associated rent and operating expenses during fiscal 2005. The Company has obtained an appraisal from a third party confirming that the amount of rent under the Lease is comparable to that being paid by other companies for similar facilities in El Paso. The Company obtained comparable rental information on similar properties from an unaffiliated real estate company at the time of the Lease. This information was used to establish the rental rate for this facility. The Lease is a month-to-month agreement. Either the Company or the Partnership may cancel the Lease by providing the other party with notice 30 days in advance of terminating the Lease.

In July 1999, the Company entered into an agreement with the Partnership under which the Company currently leases 3,601 square feet of office space and certain office equipment in El Paso, Texas to the Partnership. The agreement currently calls for the Company to receive $5,282 in monthly rent. During fiscal 2005, the Company recorded $63,225 in rental income associated with this agreement. The Company has obtained an appraisal from a third party confirming that the amount of rent under such agreement is comparable to that being paid by other companies for similar facilities in El Paso, Texas.

Byron H. Rubin, a member of the Company's Board of Directors, earns ordinary insurance agent's commissions in connection with the Company's group health, life and disability insurance policies as well as in connection with certain life insurance policies on its officers. During fiscal 2005, he received commissions of approximately $30,000 from policies sold to the Company.

Timothy F. Meeker, a member of the Company’s Board of Directors, was paid consulting fees of $48,000 during fiscal 2005 in connection with marketing advisory services provided to Idelle Labs, Ltd., the business unit in the Company’s personal care segment that develops and distributes liquid hair styling products, body powder and skin care products. Mr. Meeker continues to provide and be compensated for such services in fiscal 2006 at a rate of $4,000 per month.

All of the above transactions have been reviewed, approved and ratified by the Company's Audit Committee.

Prior to July 2003, the Company had paid premiums for survivorship life insurance policies on the lives of Gerald J. Rubin and Stanlee N. Rubin in the aggregate insured amount of $29,000,000. The Company and a trust established for the benefit of Gerald J. Rubin and Stanlee N. Rubin, which was the beneficiary of the life insurance policies (the “Trust”), entered into a Split Dollar Insurance Agreement dated March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies. In July 2003, the Trust and the Company entered into a Life Insurance Agreement under which the Trust transferred ownership of the policies to the Company. The Company agreed to pay annual premiums up to $360,000 on the policies and upon the death of the second to die of Gerald J. Rubin or Stanlee N. Rubin, the Company shall receive the cash surrender value of the policies and the Trust shall receive the balance of the proceeds. As of March 2, 2005, the total aggregate death benefit of the policies was $32,190,800, the aggregate cash surrender value of the policies was $4,368,272, and the aggregate premiums paid by the Company since inception of the policies was $3,960,000.

Through fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Gerald J. Rubin in the initial insured amount of $5,000,000. Under the split dollar agreement for this policy, entered into in June 2000, the Company is entitled to reimbursement for all premium payments it has made on the policy out of any death benefits paid on the life of Gerald J. Rubin. The Company last paid a $43,431 annual premium on the policy in fiscal 2002. No premiums have been paid on the policy since fiscal 2002. As of February 28, 2005, the total aggregate death benefit of the policies was $5,438,899, the aggregate cash surrender value of the policies was $438,899, and the aggregate premiums paid by the Company since inception of the policies was $958,266.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee during 2005 were independent Directors, and none of them were employees or former employees of Helen of Troy. During 2005, no Helen of Troy executive officer served on the Compensation Committee (or equivalent), or the Board of Directors, of another entity whose executive officer(s) served on Helen of Troy’s Compensation Committee or Board.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee has submitted the following report:

The Compensation Committee is composed of three directors, two of whom were new directors elected at our 2004 Annual Meeting of Shareholders. Each director is an “independent” outside director as defined by NASDAQ Corporate Governance Rule 4200(15).

We adopted a new charter for the Committee in fiscal 2005 in response to the new requirements of NASDAQ. This new charter became effective at our 2004 Annual Meeting of Shareholders held on August 31, 2004. Under the new charter, the Committee is responsible for developing the Company's executive compensation strategy and for administering the policies and programs that implement this strategy. With the changes to the Committee’s charter and in accordance with the NASDAQ rules, the Committee will determine all compensation for the executive officers in the future.

Review of Compensation of Our Chairman, Chief Executive Officer and President

The Committee reviews the compensation program for Mr. Gerald J. Rubin, our Chairman, Chief Executive Officer and President, and determines his compensation. Mr. Rubin is the founder of our Company. He served as President of the predecessor company to our public Company. The Company went public in 1971 and Mr. Rubin served as President, CEO, and Chairman from 1971 to 1984. From 1984 to 1999 he served as CEO and Chairman. Since 2000, Mr. Rubin has continued to serve as CEO and Chairman and in addition, serves as President and assumes the associated responsibilities required of that title. We believe his entrepreneurial skill and ability to attract key executive and employee talent is vital to the success of the Company.

In accordance with good corporate governance policy, the Committee performed a thorough review of Mr. Rubin’s compensation arrangements, including, his Employment Agreement, which has been in effect since March 1, 1999. The Committee prepared a tally sheet setting forth all components of Mr. Rubin’s compensation and retained a nationally recognized independent compensation consultant to assist the Committee in its review. As a result of the review, the Committee and Mr. Rubin believe that it would be in the best interests of the shareholders to make modifications to certain provisions of his compensation arrangements as follows:

•	Elimination of non-business use of corporate aircraft

After September 11, 2001, the Board of Directors awarded Mr. Rubin a perquisite by allowing him to use the corporate aircraft for non-business use up to a limit of $100,000 annually, which sum was fully deductible by the Company. On October 22, 2004, Section 274(e) of the Tax Code became effective, limiting the deductibility of personal use of Company aircraft. Therefore, effective October 22, 2004, the Committee, with Mr. Rubin’s consent, eliminated this perquisite, in exchange for a one-time cash bonus in the amount of $46,874 was granted to Mr. Rubin to replace the unused portion of the airplane allowance for fiscal 2005.

•	Modification of the Term of Mr. Rubin’s Employment Agreement

Historically, the term of Mr. Rubin’s Employment Agreement has been five years and it renewed on a daily basis. The length of the term had a direct correlation to the total amount of his severance package in the event of a possible termination triggered by a change in control or termination without cause. Section 280G(b)(3) of the Tax Code, provides tax penalties on excess benefits resulting from a change in control. Excess benefits occur if an individual’s total “compensatory payments” resulting from a change in control are equal to or greater than 3 times the individual’s average annual compensation for the last 5 years. This is sometimes referred to as excess “parachute payments” and is not deductible by the Company.

Reduction in the term of Mr. Rubin’s employment would materially reduce severance compensation and, in conjunction with other modifications, would eliminate any “golden parachute” payment subject to the 20% excise tax that the Company would otherwise be required to reimburse to Mr. Rubin pursuant to the terms of his Employment Agreement.

Therefore, the Committee and Mr. Rubin agreed to reduce the term of his Employment Agreement to three years, renewable on a daily basis, and to add a provision that in no event shall the aggregate present value of the payments and benefits provided to him under his Employment Agreement exceed 2.99 times his “base amount” as defined in Section 280G(b)(3) of the Tax Code.

Executive Compensation

The three basic elements of the Company's historic executive compensation for Mr. Rubin and all Named Executive Officers (NEO’s) are:

•	Base salary;

•	Annual incentive compensation; and

•	Long-term incentive compensation in the form of stock options.

In addition, certain of our NEO’s have also received perquisites that are described more fully in the “Summary Compensation Table” included in this proxy statement.

Base Salary

Mr. Rubin’s base salary for fiscal 2005 was based on his existing employment contract and provided for an annual base salary of $600,000. See "Executive Compensation-Employment Contract". This base salary of $600,000 is deducted from Mr. Rubin’s annual cash bonus incentive compensation when computing his total annual cash compensation.

The base salaries for the other NEO’s in fiscal 2005 were determined by the Company’s Chief Executive Officer based on his determination of the skills and experience required by the position, the effect of the individual's performance on the Company and the potential of the individual, taking into account the relevant market for compensation of comparable executives in competitive businesses and the geographic market. In the future, the base salaries for the other NEO’s will be determined by the Compensation Committee.

Annual Incentive Compensation

Mr. Rubin’s cash bonus is based solely upon the 1997 Cash Bonus Performance Plan, as amended and discussed under “Employment Contract for the Company’s Chairman of the Board, Chief Executive Officer and President.” The Company submitted the 1997 Cash Bonus Performance Plan to shareholders for consideration and approval in 1997, and again in 2003. The Company’s shareholders approved the formula for determining bonuses payable to Mr. Rubin on both occasions. Under this shareholder-approved plan, Mr. Rubin earns a bonus based on the Company’s achievement of earnings as discussed above. For fiscal 2005, Mr. Rubin earned a bonus of $9,273,811 under the 1997 Cash Bonus Performance Plan. There is a direct link between Mr. Rubin’s incentive compensation and the Company’s financial performance, as Mr. Rubin’s incentive compensation is calculated based upon the Company’s pre-tax earnings.

The fiscal 2005 incentive bonuses for the other NEO’s and employees were based on the Company’s historic methodology for determining bonuses. Historically, each senior executive officer and other officers have a maximum bonus potential based on a percentage of their base salaries. At the end of fiscal 2005, we made a subjective determination of the Company’s performance for the fiscal year. We then assigned a percentage payout up to 100% of the bonus potential for all officers and made a preliminary calculation of bonuses. We then made some subjective adjustments, in consultation with the Company’s Chief Executive Officer, to the calculated bonus for certain employees using the same methodology used to determine base salaries. In addition, during fiscal 2005, the Company made a discretionary bonus payment of $250,000 to Christopher L. Carameros for his significant role in the successful acquisition of OXO International.

Long-term incentive compensation

Long-term incentive compensation has consisted of grants of stock options under the Company's stock option plans. Stock options have been granted based on the subjective evaluation of the performance and position of the NEO’s and employees. In 2003, the Committee recognized a need to balance Mr. Rubin’s compensation package. The Committee and Mr. Rubin agreed to a substantial reduction in stock options in exchange for an amendment to the 1997 Cash Bonus Performance Plan that provided for a graduated bonus percentage tied directly to the Company’s pre-tax earnings, which was approved by the shareholders. Mr. Rubin’s employment contract provided for annual grants of options to acquire 500,000 shares of Common Stock, subject to the availability of options under the Company’s option plans. In the fourth quarter of fiscal 2004 and continuing throughout fiscal 2005, Mr. Rubin declined receipt of the balance of available options, as the Company had very few options available under its option plans. Instead, Mr. Rubin awarded options that could have been issued to him to other NEO’s and employees. Determining an acceptable balance between cash bonus incentives and long-term incentive stock options is an evolving process that takes into consideration existing contracts and changing corporate viewpoints.

The Committee believes the opportunity for stock ownership, combined with a significant performance-based incentive compensation opportunity, forges a strong link between the Company's management and shareholders. It is extremely important to be able to offer long-term compensation incentives to our officers and employees.

The Committee’s philosophy is to attract and retain creative, talented, and highly skilled individuals with the ability to work together in a manner that creates shareholder value. This objective is best accomplished by making sure a stock ownership component is included in compensation packages. Stock options are inherently performance oriented. Increases in our stock price directly correlate with performance by our officers and employees. Therefore, we ask our shareholders to approve the stock option proposal placed in the proxy statement. The proposal allows the Committee to administer up to 750,000 options over a three-year period pursuant to criteria set by the Committee, reserved exclusively for all officers and employees of the Company, excluding Messrs. Rubin and Carameros.

Deductibility of Compensation under Internal Revenue Code Section 162 (m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Company’s shareholder-approved 1998 Stock Option and Restricted Stock Plan and the 1997 Cash Bonus Performance Plan, in which awards under such plans constitute performance-based compensation, are not subject to Section 162(m) of the Tax Code. To maintain flexibility in compensating NEO’s in a manner designed to promote varying corporate goals, the Committee has decided that in making any compensation decisions they would not allow 162(m) of the Tax Code to limit compensation decisions where the best interest of the Company and its shareholders dictate otherwise.

Respectfully submitted,

COMPENSATION COMMITTEE
May 18, 2005

Gary B. Abromovitz (Chairman)
Timothy F. Meeker
Darren G. Woody

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Composition. The Audit Committee of the Board is composed of the four directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that James C. Swaim is an “audit committee financial expert” as defined by SEC rules.

Responsibilities. The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•	Helen of Troy’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•	The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditors;

•	The Company’s compliance with legal and regulatory requirements, and

•	The staffing, establishment and ongoing operation of the Company’s internal audit function.

Helen of Troy’s management is responsible for: (a) maintaining Helen of Troy’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing Helen of Troy’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

Review with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, Helen of Troy’s audited consolidated financial statements contained in Helen of Troy’s Annual Report on Form 10-K for the 2005 fiscal year.

2.
The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.
The Audit Committee has received from the independent registered public accounting firm, KPMG LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG LLP the independence of the registered public accounting firm.

4.	The Audit Committee has considered whether the provision of services covered by fees paid to KPMG LLP is compatible with maintaining the independence of KPMG LLP.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in Helen of Troy’s Annual Report on Form 10-K for fiscal 2005, for filing with the SEC.

The Audit Committee has approved and recommends that the shareholders appoint KPMG LLP as Helen of Troy’s independent registered public accounting firm for fiscal 2006.

Respectfully submitted,

AUDIT COMMITTEE
May 11, 2005

James C. Swaim (Chairman)
Gary B. Abromovitz
John B. Butterworth

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES PAID TO OUR INDEPENDENT AUDITORS

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended February 28, 2005, and February 29, 2004, and fees billed for other services rendered by KPMG LLP during those periods.

	2005	2004

Audit Fees	$390,000	$338,200
Audit-Related Fees	265,000	11,000
Tax Fees	28,000	79,900
All Other Fees	42,000	9,100
Total	$725,000	$438,200

In the above table, in accordance with new SEC definitions and rules for proxy statements, “audit fees” are fees Helen of Troy paid KPMG LLP for professional services for the audit of Helen of Troy’s consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, Sarbanes-Oxley Section 404 attestation procedures, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees billed by KPMG LLP consisted principally of an audit of our 401(k) plan; “tax fees” are fees for tax compliance; and “all other fees” are fees billed by KPMG LLP to Helen of Troy for other permissible work for services not included in the first three categories. In 2004 "all other fees" consisted of services provided related to the sale of Tactica and research and advice regarding compensation and benefit issues related to stock options. In 2005 "all other fees" consisted principally of assistance with the review of certain materials provided to prospective lenders in connection with potential financing, selected due diligence procedures in connection with an acquisition, and advice regarding foreign statutory requirements in connection with the exercise of options. These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in KPMG LLP’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit Committee pre-approved all of the services described above that were provided in fiscal 2005 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act, which became effective on May 6, 2003. Accordingly, there were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act was applicable.

PROPOSAL 2: PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE
UNDER THE HELEN OF TROY LIMITED 1998 STOCK OPTION AND RESTRICTED
STOCK PLAN AND MAKE CERTAIN ADDITIONAL AMENDMENTS

The Board of Directors and the Compensation Committee have determined that it is in the best interest of the Company and its shareholders to continue to offer equity-based compensation to its employees as a part of the Company’s overall compensation philosophy. The Company currently has very few options that are available for grant under it's existing stock option plans. Accordingly, the Board of Directors and the Compensation Committee are proposing to amend the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan (the “1998 Plan”) to:

•
add 750,000 shares of Common Stock to the 1998 Plan, but exclude Mssrs. Gerald J. Rubin, the Company's Chairman of the Board, Chief Executive Officer and President and Christopher L. Carameros, an Executive Vice-President, from any future grants under the 1998 Plan;

•	provide that the maximum number of shares of Common Stock that can be granted under the 1998 Plan in any fiscal year shall not exceed 250,000 shares; and

•	provide that each share of Restricted Stock, if any, granted in the future pursuant to the 1998 Plan, shall reduce the available shares of Common Stock subject to the 1998 Plan by three shares.

The Compensation Committee decided to exclude Mssrs. Rubin and Carameros from future grants until such time as it completes its overall evaluation of their total compensation packages.

As of May 5, 2005, there were only 19,486 shares available for the grant of stock options and restricted stock awards under the 1998 Plan.

The Board of Directors and the Compensation Committee have approved these proposed amendments to the 1998 Plan, to be effective as of the date of approval thereof by the Company’s shareholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendments to the 1998 Plan described in this Proposal 2. If the Company’s shareholders do not approve the amendments described in this Proposal 2, the 1998 Plan, as previously approved, will continue in effect until all shares issuable are granted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. WE FIRMLY BELIEVE THAT A BROAD-BASED EQUITY-BASED COMPENSATION PROGRAM IS A NECESSARY AND POWERFUL EMPLOYEE INCENTIVE THAT ALLOWS THE COMPANY TO ATTRACT, RETAIN AND REWARD A HIGHLY QUALIFIED MANAGEMENT TEAM.

      The purpose of the 1998 Plan is to:

•	offer selected employees of the Company or its subsidiaries an equity ownership interest in the financial success of the Company;

•	provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility; and

•	encourage equity participation in the Company by eligible Participants (as hereinafter defined).

Without additional stock options available for issue, Helen of Troy will be forced to consider other replacement alternatives, such as additional cash compensation, to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of the Company. These cash replacement alternatives would then reduce the cash available for investment in innovation and business growth.

The 1998 Plan provides for the grant by the Company of (a) options (“Options”) to purchase shares of Common Stock, and (b) awards of shares of Common Stock containing certain restrictions (“Restricted Stock”). Options granted under the Plan may include nonstatutory options (“Nonstatutory Options”) as well as incentive stock options (“Incentive Stock Options”) intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended and as interpreted by the regulations there under (the “Code”).

           The closing sale price of the Common Stock on May 5, 2005, as reported by the NASDAQ Stock Market, was $27.78 per share.

Certain provisions of the 1998 Plan are summarized below. The complete text of the 1998 Plan, including the proposed amendments, is included in Appendix A of this proxy.

AMOUNT OF STOCK SUBJECT TO THE 1998 PLAN

Under the terms of the 1998 Plan, the Company has been authorized to grant (i) Options and (ii) awards of Restricted Stock (collectively, grants of Options and Restricted Stock are referred to in this Proxy Statement as “Plan Awards”) with respect to an aggregate of 6,000,000 shares of Common Stock (the “Shares”). The proposed amendment to the 1998 Plan will increase the number of authorized shares issuable under the 1998 Plan by 750,000 Shares. The Plan allowed up to 600,000 of the aggregate number of Shares available under the 1998 Plan to be issued as Restricted Stock, however the Company elected not to issue any restricted stock. The proposed amendment again allows restricted stock to be granted, but will provide that each share of Restricted Stock granted in the future pursuant to the 1998 Plan shall reduce the available Shares subject to the 1998 Plan by three Shares. Therefore, of the 750,000 Shares made available subject to the approval of the proposed amendment, no more than 250,000 of such Shares may be issued in connection with grants of Restricted Stock. As of May 5, 2005, there were 19,486 Shares available for the grant of stock options and restricted stock awards under the 1998 Plan. The Board of Directors believes that this is not a sufficient number of Shares to accomplish the objectives described above. The inclusion of 750,000 additional Shares subject to the 1998 Plan will enable the Company to further promote these objectives. In addition, the proposed amendment to the 1998 Plan provides that the maximum number of shares of Common Stock that can be granted under the 1998 Plan in any fiscal year shall not exceed 250,000 Shares. Notwithstanding the preceding sentence, in the event that in any fiscal year less than 250,000 Shares are granted under the Plan then the amount of Shares that can be granted in any future fiscal year shall be increased by the excess of 250,000 over the amount of Shares actually granted in such year until such excess number of Shares have been granted. In addition, Shares available for grant as a result of cancellation or termination of existing Plan Awards under the Plan shall also be available for grant in any fiscal year until such Shares have been granted.

ADMINISTRATION OF THE 1998 PLAN

The Company’s Compensation Committee (the “Committee”) administers the 1998 Plan. The Committee must consist of at least two persons and each Committee member must be a member of the Board of Directors who is both (a) a Non-Employee Director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) an Outside Director, within the meaning of Section 162(m) of the Code. In addition, under the new NASDAQ standards, all of the members of the Committee must be “independent.”

ELIGIBILITY FOR PLAN AWARDS

Plan Awards may be granted to selected employees of the Company or its subsidiaries (the “Participants”) in consideration for services provided to the Company or its subsidiaries; provided, however, that no Incentive Stock Option may be granted to any individual who is not an employee of the Company or one of its subsidiaries on the date of grant. The Committee will determine actual participation in the 1998 Plan, provided the person is eligible to participate. Therefore, the number of Participants who will participate in the 1998 Plan cannot be determined precisely. Neither the benefits nor the amounts that will be received by or allocated to each of the Participants or other executive officers can be determined precisely at this time. At May 5, 2005, the Company had approximately 120 employees who were eligible to participate in the 1998 Plan, of which 117 employees had option grants outstanding.

LIMITATIONS WITH RESPECT TO COVERED EMPLOYEES

The total number of Shares for which Options may be granted to any “covered employee” within the meaning of Section 162(m) of the Code during any one-year period shall not exceed 250,000 in the aggregate.

OPTIONS UNDER THE 1998 PLAN

The exercise price for any Option granted under the 1998 Plan shall be such price as the Committee may determine in its sole discretion, but shall be not less than 100% of the fair market value per share on the date of grant of such Option. In the event that an Incentive Stock Option is granted to any person who, at the time such Incentive Stock Option is granted, owns more than 10% of the total combined voting power of classes of shares of the Company or of any subsidiary corporation of the Company (a “Ten Percent Shareholder”), then the exercise price for the Option shall not be less than 110% of the fair market value of the shares on the date the Option is granted.

Any Option granted under the 1998 Plan is exercisable at such times, under such conditions (including, without limitation, performance criteria with respect to the Company and/or the optionee), in such amounts and during such period or periods as the Committee determines on the date such Option is granted. However, such Options shall not be exercisable after the expiration of ten years from the date such Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option shall not be exercisable after the expiration of five years from the date such Option is granted. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check or, if authorized by the Committee, by delivery of other Shares having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares as to which such Option is being exercised, or by any combination of such methods or by any other method of payment as may be permitted by applicable law and authorized by the Committee.

With respect to Incentive Stock Options, Options that are granted to Participants in the 1998 Plan, which allow such Participants to purchase in excess of $100,000 (calculated as of the time the Option is granted) of the Company’s Common Stock in any one calendar year under the 1998 Plan and all of the Company’s other plans, are considered Nonstatutory Options that are not entitled to the favorable tax treatment provided under Section 422 of the Code.

In general, if an optionee ceases to be an employee of the Company for reasons other than Permanent and Total Disability (as defined in the 1998 Plan) or death, the optionee will have until the earlier of 30 days or the date the Option expires to exercise the Option, to the extent the optionee was entitled to exercise the Option on the date of termination. However, if the optionee is an employee and is terminated without cause, the 30-day period described above will be increased to 90 days, in the case of an Incentive Stock Option, and 6 months, in the case of a Nonstatutory Option, to the extent the optionee was entitled to exercise the Option on the date of termination.

If an optionee is unable to continue to perform services for the Company or any of its subsidiaries as a result of Permanent and Total Disability the optionee will have until the earlier of 12 months from the date of such disability or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the optionee must have been an employee since the date of grant and must be an employee on the date of Permanent and Total Disability, to take advantage of this provision.

In general, upon the death of an optionee, any Option held by such optionee will terminate; provided that if the optionee’s death occurs during the term of an Option and at the time of death such optionee was an employee the optionee’s estate or person who acquired the right to exercise the Option by bequest or inheritance will have until the earlier of 12 months from the date of such optionee’s death or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the optionee must have been an employee since the date of grant and must be an employee on the date of death, to take advantage of this provision.

Except as may be permitted by the Compensation Committee, an Option granted under the 1998 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules there under, and is not assignable by operation of law or subject to execution, attachment or similar process.

The Stock Option Agreement (as defined in the 1998 Plan) evidencing any Incentive Stock Option granted under the 1998 Plan shall provide that if the optionee makes a disposition, within the meaning of Section 424(c) of the Code, of any share or shares issued to him pursuant to the exercise of the Incentive Stock Option within the two-year period commencing on the day after the date such Option is granted or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten days of such disposition, notify the Company and immediately deliver to the Company any amount of federal income tax withholding required by law.

RESTRICTED STOCK UNDER THE 1998 PLAN

The Committee may grant awards of Restricted Stock under the 1998 Plan in accordance with the terms and conditions set forth in an agreement between the Company and the Participant. Restricted Stock may be granted by the Committee either separately or in combination with Options. Each grant of Restricted Stock shall require a Participant to remain an employee of the Company or any of its subsidiaries for at least six months from the date of grant. Restricted Stock shall be granted to Participants for services rendered to the Company, and at no additional cost to the Participant; provided, however, that the value of such services must equal or exceed the par value of the Restricted Stock granted to the Participant. The Committee must require as a condition to awarding any Restricted Stock that a Participant hold the Restricted Stock for a period of (1) one year following the date of such acquisition in the event such Restricted Stock award vests upon the achievement of performance goals or (2) three years following the date of such acquisition in the event such Restricted Stock award does not vest upon the achievement of performance goals. The proposed amendment will provide that each share of Restricted Stock granted in the future pursuant to the 1998 Plan shall reduce the available shares of Common Stock subject to the 1998 Plan by three shares.

The Company must establish a restricted stock account for each Participant, to which Restricted Stock granted to the Participant is credited. Every credit of Restricted Stock shall be merely a bookkeeping entry and every grant of Restricted Stock shall be considered contingent and unfunded until the restrictions lapse. During the period of restriction such accounts shall be subject to the claims of the Company’s creditors. The Participant’s rights to the restricted stock account are no greater than that of a general creditor of the Company. On the date the restrictions lapse, the Restricted Stock shall vest in the Participant.

The Compensation Committee determines the terms, conditions and restrictions of the Restricted Stock on the date of grant. The restrictions shall lapse based upon performance measures, targets, holding period requirements and other criteria established by the Compensation Committee. Such criteria may vary among the grants of Restricted Stock; provided, however, that once the Restricted Stock has been granted and the criteria are established, such criteria may not be further modified with respect to such grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period that the restrictions apply. The Compensation Committee, in its sole discretion, may establish procedures by which a Participant may defer the transfer of Restricted Stock to the Participant.

The Compensation Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the Restricted Stock held in the restricted stock account. Such amounts shall be credited to the restricted stock account but shall be payable to the Participant only when the restrictions lapse.

If a Participant, with the consent of the Compensation Committee, ceases to be an employee or ceases to provide services to the Company or any of its subsidiaries, or dies or suffers from Permanent and Total Disability, the restrictions applicable to the Participant’s Restricted Stock shall lapse in accordance with such determination as the Compensation Committee, in its sole discretion, shall make. A Participant who ceases to be an employee or to perform services for the Company or any of its subsidiaries for any other reason shall forfeit all of his grants of Restricted Stock which are still under restriction.

TAX WITHHOLDING

No later than the date as of which the value of any Plan Award or any Shares or other amount received there under first becomes includable in the gross income of a Participant for federal income tax purposes, such Participant must pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required to be withheld with respect to such income. The Company and its subsidiaries have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant to the extent permitted by law. Subject to approval by the Compensation Committee, a Participant may elect to have such withholding obligation satisfied, in whole or in part, by (1) authorizing the Company to withhold from Shares to be issued pursuant to any award, a number of Shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (2) transferring to the Company Shares owned by the Participant with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option (as well as the exercise price covered by any outstanding Option), the number of Shares of Restricted Stock credited to a Participant’s restricted stock account and the aggregate number of Shares that have been authorized for issuance under the 1998 Plan will be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (as defined below), any Option granted under the 1998 Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each optionee and each such optionee shall have the right during such period to exercise his Options as to all or any part of the Shares covered thereby including Shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (1) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised Options for securities of another corporation, then the Compensation Committee shall take such action, and the Options shall terminate, as provided above; or (2) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding or unexercised options for securities of another corporation, then the Compensation Committee shall adjust the Shares under such outstanding unexercised Options (and shall adjust the Shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefore) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

For these purposes, the term “Reorganization” shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization. Except as provided in the 1998 Plan and except as otherwise provided by the Compensation Committee in its sole discretion, any Options shall terminate immediately prior to the consummation of such proposed action.

Subject to the above, upon a Change in Control (as defined below) of the Company, (1) all the outstanding Options shall immediately become fully exercisable, and (2) any restrictions on the Restricted Stock will lapse and such Restricted Stock shall immediately vest in the Participant. For these purposes, a “Change in Control” shall have occurred if: (a) any person other than the Company or its subsidiaries, or an employee benefit plan of the Company or its subsidiaries, is or becomes the beneficial owner of 50% or more of the Common Stock; or (b) a majority of the present members of the Company’s Board of Directors cease to be members of the Board of Directors.

AMENDMENT TO THE 1998 PLAN

The Board of Directors in its sole discretion may, from time to time, amend the Plan; provided that no amendment will be made without the requisite approval of the shareholders of the Company that will materially increase the benefits accruing to Participants under the 1998 Plan or will change the aggregate number of Shares that may be issued under the 1998 Plan, other than any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

TERM AND TERMINATION OF THE 1998 PLAN

The 1998 Plan will continue in effect until August 25, 2008. The Board of Directors may terminate the 1998 Plan at any time in its sole discretion. Neither Restricted Stock nor Options may be granted after the 1998 Plan is terminated. The termination of the 1998 Plan, or any amendment thereto, shall not affect any Shares previously issued to a Participant, any Option previously granted under the 1998 Plan, or any Shares of Restricted Stock previously granted to a Participant.

MISCELLANEOUS

The 1998 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of ERISA.

FEDERAL INCOME TAX CONSEQUENCES

The following general summary is based upon the Code and does not include a discussion of any state or local tax consequences.

 Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an Incentive Stock Option.

The income tax treatment of any gain or loss realized upon an optionee’s disposition of Shares received upon exercise of an Incentive Stock Option depends on the timing of the disposition. If the optionee does not dispose of the Shares received upon exercise of an Incentive Stock Option within two years from the date such Incentive Stock Option was granted, and does not dispose of such shares within one year from the date of exercise, the difference (if any) between the amount realized from the sale of such Shares and the exercise price, will be taxed as capital gain or loss.

If an optionee disposes of the Shares before the end of the applicable holding periods described above (i.e., he makes a “disqualifying disposition”), the excess of the fair market value of the shares on the date of exercise, over the exercise price is taxable to the optionee as ordinary income, and the excess of the selling price over the fair market value of the shares on the date of exercise is taxable to the optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or the disposition of Shares acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the optionee.

Certain optionees may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the 1998 Plan.

If an optionee exercises an Incentive Stock Option by delivering other Shares of the Company that are substantially vested or with respect to which a Section 83(b) election has been filed, under proposed regulations, the optionee will not recognize any compensation income or gain with respect to the Shares surrendered. The portion of the Shares received equal in number to the Shares surrendered will have a basis equal to the basis of the Shares surrendered in payment (which generally will be the exercise price). The holding period of such Shares will be determined in accordance with proposed regulations. The optionee will recognize no gain with respect to the remaining portion of Shares received, the basis of such Shares will be zero and the holding period of such Shares will begin on the date of receipt thereof by the optionee.

If an optionee exercises an Incentive Stock Option using Shares received upon the prior exercise of an Incentive Stock Option (whether granted under the Plan or under another plan of the Company) and the participant has not held such stock for the applicable holding periods, under proposed regulations the participant will have made a disqualifying disposition of the number of Shares of prior Incentive Stock Option stock used as payment for the exercise price of the Incentive Stock Option. Generally, the optionee will recognize ordinary compensation income with respect to the surrender of such Shares to the extent of the excess of the fair market value of the Shares surrendered (determined as of the date the Option relating to such Shares was exercised) over the exercise price. The basis of the portion of the Shares received equal in number to the Shares surrendered will equal the amount of ordinary compensation income recognized by the optionee plus the optionee’s basis in the Shares surrendered. The basis of the remaining portion of Shares received will be zero.

Nonstatutory Stock Options. An optionee will not recognize any taxable income upon the grant of a Nonstatutory Option. However, upon exercise of a Nonstatutory Option, an optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. Upon the subsequent disposition of the Shares, the optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the Shares on the date of exercise. The optionee’s holding period in the Shares, for capital gains and losses purposes, begins on the date of exercise.

Different rules may apply with respect to exercises by optionees subject to the short-swing profit recapture provisions of Section 16(b) of the Exchange Act (in general, executive officers, Directors and Ten Percent Shareholders who have not yet held their options for at least six months). Section 83 of the Code provides that such an optionee will not recognize ordinary income upon exercise (and the capital gains holding period will not begin) if the sale of Shares acquired by such optionee pursuant to an Option could subject the optionee to suit under Section 16(b). Such an optionee would then recognize ordinary income (and the capital gains holding period would begin) when the optionee is no longer subject to suit under Section 16(b). Persons acquiring Shares subject to such a restriction, however, may elect (within 30 days of exercise of the Option) under Section 83(b) of the Code to be taxed as of the date of exercise, thereby fixing the ordinary income recognized from the exercise to the spread between the fair market value on the date of exercise and the exercise price paid for the Shares. Any change in the value of the Shares after the date of exercise would be recognized as capital gain or loss only if and when the Shares are disposed of by the optionee. If the Section 83(b) election is made, the optionee’s capital gains holding period begins on the date of exercise.

An optionee’s tax basis in the Shares received on exercise of a Nonstatutory Option will be equal to the amount of consideration paid by the optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such Shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee recognizes taxable income.

If an optionee exercises a Nonstatutory Option by delivering other Shares of the Company, the optionee will not recognize gain or loss with respect to the Shares delivered by the optionee, even if the then fair market value of such Shares is different from the optionee’s tax basis therein. The portion of the Shares received equal in number to the Shares surrendered will have a basis equal to the basis of the Shares surrendered, and the holding period for such number of Shares received will include the holding period of the Shares surrendered. The remaining portion of the Shares received will be taxable to the employee as ordinary compensation income in an amount equal to the fair market value of such Shares as of the exercise date, and the Company likewise generally will be entitled to an equivalent tax deduction. The participant’s tax basis in the Shares received in excess of the number of Shares surrendered will equal the amount of ordinary compensation income recognized by the employee, and the holding period for such number of Shares received begins on the date such Shares are acquired.

Restricted Stock. The Participant will not recognize taxable income upon the grant of Restricted Stock because the Restricted Stock will be nontransferable and subject to a substantial risk of forfeiture. The Participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such Shares (the “Restrictions”) lapse, in an amount equal to the fair market value of such Shares at such time. The ordinary income recognized by a Participant with respect to Shares awarded pursuant to the 1998 Plan will be deemed compensation income subject to applicable wage withholding.

A Participant may elect, pursuant to Section 83(b) of the Code, to include in gross income the fair market value of the Restricted Stock upon grant, notwithstanding that the Restricted Stock would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the Participant would include in gross income the fair market value of the Restricted Stock on the date of grant, and any change in the value of the Shares after the date of grant would be capital gain or capital loss only if and when the Shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant’s capital gains holding period begins on the date of grant.

If a Section 83(b) election is made and the Participant then forfeits the Restricted Stock, the Participant may not deduct as a loss the amount previously included in gross income.

Dividends received on the Shares when the Restrictions on such Shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes and will be subject to applicable wage withholding.

A Participant’s tax basis in Shares of Restricted Stock received pursuant to the 1998 Plan will be equal to the ordinary income recognized by such Participant. Unless a Section 83(b) election is made, the Participant’s holding period for such Shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such Shares lapse.

In general, the Company will be entitled to a deduction for federal income tax purposes at the same time and in an amount equal to the ordinary income recognized by a Participant with respect to Shares of Restricted Stock awarded pursuant to the 1998 Plan.

If, subsequent to the lapse of Restrictions on Shares, the Participant sells such Shares, the difference, if any, between the amount realized from such sale and the tax basis of such Shares to the Participant will be taxed as long-term or short-term capital gain or loss depending on whether the Participant’s holding period for such Shares exceeds the applicable holding period at the time of sale.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

IMPACT OF ACCOUNTING PRONOUNCEMENT

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123R “Share-Based Payment” which revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. The statement addresses the accounting for share-based payment transactions (for example, stock options and awards of restricted stock) in which an employer receives employee-services in exchange for equity securities of the Company or liabilities that are based on the fair value of the Company’s equity securities. The statement eliminates the use of APB Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires such transactions be accounted for using a fair-value-based method and recording compensation expense rather than an optional pro-forma disclosure of what expense amounts might be. The provisions of SFAS 123R are effective for public companies with annual periods beginning after June 15, 2005. On April 14, 2005, the Securities and Exchange Commission delayed the effective date of SFAS 123R so that if will not become effective for the Company until March 1, 2006. We are currently evaluating the provisions of SFAS 123R, and expect that the compensation expense we will record beginning with our first fiscal quarter in 2007 will not materially vary in magnitude or trend from the pro-forma compensation that we have reported under the standard presently in effect.

SHAREHOLDER APPROVAL

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the amendments to the 1998 Plan described in this Proposal 2. If the Company’s shareholders do not approve the amendments described in this Proposal 2, the 1998 Plan, as previously approved, will continue in effect until all shares issuable are granted, or the plan terminates.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. WE FIRMLY BELIEVE THAT A BROAD-BASED STOCK OPTION PROGRAM IS A NECESSARY AND POWERFUL EMPLOYEE INCENTIVE THAT ALLOWS THE COMPANY TO ATTRACT, RETAIN AND REWARD A HIGHLY QUALIFIED MANAGEMENT TEAM.

PROPOSAL 3: AMENDMENT TO BYE-LAWS

We have been advised by our legal counsel that it is advisable to modernize our Company’s Bye-laws to allow for notice of and voting by directors and shareholders at meetings by electronic or other means. When our Bye-laws were first adopted in 1993 the use of the Internet and other electronic means for communicating among directors and shareholders was not common practice. Our Bye-laws do not currently provide for this form of communication. The Board of Directors believe it will help the Company reduce printing and mailing costs, and encourage greater shareholder participation in votes by making voting more convenient. Consequently, the Board of Directors is recommending amendments to the Company’s Bye-laws. The relevant Sections of the Bye-laws and the amended text are shown below with additions to the existing Bye-laws shown with underlining:

1.	Interpretation

(3)
Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic transmission and other modes of representing words in a visible form.

(5)
For purposes of these Bye-laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

17.	Notice of meetings of the Board

(1)	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

(2)
Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person -or by telephone or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic transmission or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose.

48.    Instrument of proxy

The instrument appointing a proxy shall be (a) in writing in the form, or as near thereto as circumstances admit, of Form "A" in the Schedule hereto, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney or (b) such telephonic, electronic transmission or other means as may be approved by the Board from time to time. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

78.    Notices to Members of the Company

A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic transmission or other mode of representing words in a legible and non-transitory form.

80.    Service and delivery of notice

Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic transmission or other method as the case may be.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

4: APPOINTMENT OF INDEPENDENT AUDITORS

Under Bermuda law, our shareholders have the responsibility to appoint the independent auditors of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditor’ remuneration. KPMG LLP, or a predecessor, has been our independent auditors since 1978, and is considered by management to be well qualified and independent. Among other matters, the Audit Committee has concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process will substantially assist in supporting auditor independence.

Representatives of KPMG LLP attended seven of the meetings held by the Audit Committee in fiscal 2005. The Audit Committee pre-approves and reviews audit and non-audit services performed by KPMG LLP as well as the fees charged by them for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. In recent years, we have not obtained any of these prohibited services from KPMG LLP, and we are able to obtain such services from other Accounting firms and other service providers of requisite capability.

In addition to the services provided by KPMG LLP, we principally used PricewaterhouseCoopers LLP ("PwC LLP") to provide project direction and management consulting services in connection with our implementation of a new Global Enterprise Resource Planning System. In the aggregate, we paid PwC LLP $555,700 in fiscal 2005 in connection with these services. We anticipate we will continue to pay PwC LLP amounts for services of this nature in fiscal 2006.

SHAREHOLDER APPROVAL

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint KPMG LLP as independent auditors as described in this Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2006 Annual Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be received at the executive offices of the Company no later than February 7, 2006. For proposals that shareholders intend to present at the 2006 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, unless the shareholder notifies the Company of such intent by February 7, 2006, any proxy solicited by the Company for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the Annual Meeting.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has served as independent public accountants for the Company since 1978. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. The KPMG LLP representative is also expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2005 all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10% shareholders were satisfied.

QUORUM; VOTING

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued Common Shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is present, the nine nominees for Directors receiving a majority of the votes cast at the Annual Meeting in person or by proxy shall be elected. The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall be the act of the shareholders with respect to Proposals 2, 3 and 4. If within half an hour from the time appointed for the Annual Meeting a quorum is not present or represented by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued Common Shares entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called. Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Such broker non-votes will be counted towards a quorum. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1, 2, 3 and 4.

OTHER MATTERS

Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management's discretion.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address: Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas 79912, Attention: Investor Relations; or by calling the Company at the following phone number: (915) 225-4748. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

COMMUNICATING WITH HELEN OF TROY

From time to time, we receive calls from shareholders asking how they can communicate with Helen of Troy. The following communication options are available.

1.
Our main Internet website, located at www.hotus.com contains product and marketing data as well as job listings. Our Investor Relations site can also be accessed from this webpage and contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2005 Annual Report to Shareholders are both available at this site. Information about OXO international products can be found at www.oxo.com and information about our BRUT® line of products can be found at www.brutworld.com.

2.
Call Helen of Troy Investor Relations, Robert D. Spear, at (915) 225-4748, or e-mail us at rspear@hotus.com, or send written correspondence to Helen of Troy, Attn: Investor Relations, One Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT

APPENDIX A

AMENDED AND RESTATED

HELEN OF TROY LIMITED
1998 STOCK OPTION AND RESTRICTED STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

This Plan is established (i) to offer selected Employees of the Company or its Subsidiaries an equity ownership interest in the financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, and (iii) to encourage equity participation in the Company by eligible Participants. This Plan provides for the grant by the Company of (i) Options to purchase Shares, and (ii) shares of Restricted Stock. Options granted under this Plan may include nonstatutory options as well as ISOs intended to qualify under section 422 of the Code.

SECTION 2. DEFINITIONS

“BOARD OF DIRECTORS” shall mean the board of directors of the Company, as duly elected from time to time.

“CHANGE IN CONTROL” shall mean to have occurred at such time as either (i) any “person”, as such term is used in section 14(d) of the Exchange Act, other than the Company, a wholly-owned subsidiary of the Company or any employee benefit plan of the Company, or its Subsidiaries, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (or any successor rule)), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s common stock, or (ii) individuals who constitute the Board of Directors on the effective date of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person was a member of the Incumbent Board.

“CODE” shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the regulations thereunder.

“COMMITTEE” shall mean the Stock Option and Compensation Committee of the Company, or such other Committee as may be appointed by the Board of Directors from time to time.

“COMPANY” shall mean Helen of Troy Limited, a Bermuda company.

“CONFIDENTIAL INFORMATION” shall mean all knowledge and information pertaining to the business of the Company and its Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Subsidiaries and which is not a matter of public knowledge, including, without limitation, any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form. Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Subsidiaries or information which relates to the Company’s and/or its Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Subsidiaries.

“DATE OF GRANT” shall mean the date on which the Committee resolves to grant an Option to an Optionee or grant Restricted Stock to a Participant, as the case may be.

“DISINTERESTED DIRECTOR” shall mean a member of the Board of Directors who is both (a) a Non-Employee Director, within the meaning of Rule 16b-3 promulgated under the Exchange Act and (b) an Outside Director, within the meaning of Section 162(m) of the Code.

“EMPLOYEE” shall include every individual performing Services to the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of “Employee” is qualified in its entirety and is subject to the definition set forth in section 3401(c) of the Code and the regulations thereunder.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended, and as interpreted by the rules and regulations promulgated thereunder.

“EXERCISE PRICE” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement, but in no event less than 100% of the Fair Market Value of the Shares subject to such Option on the Date of Grant.

“FAIR MARKET VALUE” shall mean such amount as the Board of Directors, in its sole discretion, shall determine; provided, however, that if there is a public market for the securities, the Fair Market Value shall be the mean of the highest and lowest sale prices of the securities per share or unit, as the case may be, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) as of the date in question or, in the event the securities are listed on a stock exchange, the Fair Market Value shall be the mean of the highest and lowest sale prices of the securities per share or unit, as the case may be, on such exchange, as reported in the Wall Street Journal, as of the date in question.

“ISO” shall mean a stock option which is granted to an individual and which meets the requirements of section 422(b) of the Code, pursuant to which the Optionee has no tax consequences resulting from the grant or, subject to certain holding period requirements, exercise of the option and the employer is not entitled to a business expense deduction with respect thereto.

“NONSTATUTORY OPTION” shall mean any Option granted by the Committee that does not meet the requirements of sections 421 through 424 of the Code, as amended.

“OPTION” shall mean either an ISO or Nonstatutory Option, as the context requires.

“OPTIONEE” shall mean a Participant who holds an Option.

“PARTICIPANTS” shall mean those individuals described in Section 1 of this Plan selected by the Committee who are eligible under Section 4 of this Plan for grants of either Options or Restricted Stock under this Plan. Effective August 2, 2005, Gerald J. Rubin, the Company's Chairman of the Board, Chief Executive Officer and President and Christopher L. Carameros, Executive Vice President, will be excluded from any future grants under this Plan.

“PERFORMANCE GOALS” shall have that meaning set forth in Section 3(c)(xii) of this Plan.

“PERMANENT AND TOTAL DISABILITY” shall mean that an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to suffer from Permanent and Total Disability unless such individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may reasonably require. The scope of this definition shall automatically be reduced or expanded to the extent that section 22(e)(3) of the Code is amended to reduce or expand the scope of the definition of Permanent and Total Disability thereunder.

“PLAN” shall mean this Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan, as amended from time to time.

“PLAN AWARD” shall mean the grant of either an Option or Restricted Stock, as the context requires.

“RESTRICTED STOCK” shall have that meaning set forth in Section 7(a) of this Plan.

“RESTRICTED STOCK ACCOUNT” shall have that meaning set forth in Section 7(a)(ii) of this Plan.

“RESTRICTED STOCK CRITERIA” shall have that meaning in Section 7(a)(iv) of this Plan.

“RESTRICTION PERIOD” shall have that meaning in Section 7(a)(iii) of this Plan.

“SERVICES” shall mean services rendered to the Company or any of its Subsidiaries as an Employee.

“SHARE” shall mean one share of Stock, as adjusted in accordance with Section 9 of this Plan (if applicable).

“STOCK” shall mean the common stock of the Company, par value $.10 per share.

“STOCK OPTION AGREEMENT” shall mean the agreement executed between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the granting of an Option.

“SUBSIDIARY” shall mean any corporation, partnership, limited liability company or other entity as to which more than fifty (50%) percent of the outstanding voting stock, shares or equity interests shall now or hereafter be owned or controlled, directly by a person, any Subsidiary of such person, or any Subsidiary of such Subsidiary.

“TEN-PERCENT SHAREHOLDER” shall mean a person that owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any Subsidiary, taking into account the attribution rules set forth in section 424 of the Code, as amended. For purposes of this definition of “Ten Percent Shareholder” the term “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant of an Option to an Optionee. “Outstanding stock” shall not include reacquired shares or shares authorized for issuance under outstanding Options held by the Optionee or by any other person.

“VEST DATE” shall have that meaning in Section 7(a)(v) of this Plan.

SECTION 3. ADMINISTRATION

(a) GENERAL ADMINISTRATION. This Plan shall be administered by the Committee, which shall consist of at least two persons, each of whom shall be Disinterested Directors. The members of the Committee shall be appointed by the Board of Directors for such terms as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, may be filled by the Board of Directors.

(b) COMMITTEE PROCEDURES. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by a majority of all Committee members, shall be valid acts of the Committee. A majority of the Committee shall constitute a quorum.

(c) AUTHORITY OF COMMITTEE. This Plan shall be administered by, or under the direction of, the Committee constituted in such a manner as to comply at all times with Rule 16b-3 (or any successor rule) under the Exchange Act. The Committee shall administer this Plan so as to comply at all times with the Exchange Act and, subject to the Code, shall otherwise have absolute and final authority to interpret this Plan and to make all determinations specified in or permitted by this Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business including without limitation the authority to take the following actions:

(i) To interpret this Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(iv) To determine when Plan Awards are to be granted under this Plan;

(v) To select the Optionees and Participants;

(vi) To determine the number of Shares to be made subject to each Plan Award;

(vii) To prescribe the terms, conditions and restrictions of each Plan Award, including without limitation the Exercise Price and the determination whether an Option is to be classified as an ISO or a Nonstatutory Option;

(viii) To amend any outstanding Stock Option Agreement (other than the Exercise Price) or the terms, conditions and restrictions of a grant of Restricted Stock, subject to Section 6(f) and applicable legal restrictions and the consent of the Optionee or Participant, as the case may be, who entered into such agreement;

(ix) To establish procedures so that an Optionee may obtain a loan through a registered broker-dealer under the rules and regulations of the Federal Reserve Board, for the purpose of exercising an Option;

(x) To establish procedures for an Optionee (1) to have withheld from the total number of Shares to be acquired upon the exercise of an Option that number of Shares having a Fair Market Value, which, together with such cash as shall be paid in respect of fractional shares, shall equal the Exercise Price, and (2) to exercise a portion of an Option by delivering that number of Shares already owned by an Optionee having a Fair Market Value which shall equal the partial Exercise Price and to deliver the Shares thus acquired by such Optionee in payment of Shares to be received pursuant to the exercise of additional portions of the Option, the effect of which shall be that an Optionee can in sequence utilize such newly acquired shares in payment of the Exercise Price of the entire Option, together with such cash as shall be paid in respect of fractional shares;

(xi) To establish procedures whereby a number of Shares may be withheld from the total number of Shares to be issued upon exercise of an Option, to meet the obligation of withholding for federal and state income and other taxes, if any, incurred by the Optionee upon such exercise;

(xii) To establish performance goals (“Performance Goals”) in connection with any grant of Restricted Stock, which Performance Goals may be based on earnings, cash flow, stock price, return on capital, operating margins, general and administrative expenses, safety or refinements of these measures; provided that in any case, the Performance Goals may be based on either a single period or cumulative results, aggregate or per share data or results computed independently or with respect to a peer group; and

(xiii) To take any other actions deemed necessary or advisable for the administration of this Plan.

All interpretations and determinations of the Committee made with respect to the granting of Plan Awards shall be final, conclusive, and binding on all interested parties. The Committee may make grants of Plan Awards on an individual or group basis. No member of the Committee shall be liable for any action that is taken or is omitted to be taken if such action or omission is taken in good faith with respect to this Plan or grant of any Plan Award.

(d) HOLDING PERIOD. The Committee may in its sole discretion require as a condition to the granting of any Option, that a Participant hold the Option for a period of six months following the date of such acquisition; provided that this condition shall be satisfied if at least six months elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise or conversion) or its underlying equity security. The Committee shall require as a condition to the awarding of any Restricted Stock, that a Participant hold the Restricted Stock for a period of (i) one year following the date of such acquisition in the event such Restricted Stock award vests upon the achievement of Performance Goals or (ii) three years following the date of such acquisition in the event such Restricted Stock award does not vest upon the achievement of Performance Goals.

SECTION 4. ELIGIBILITY

(a) GENERAL RULE. Subject to the limitations set forth in subsection (b) below or elsewhere in this Plan, Participants shall be eligible to participate in this Plan.

(b) NON-EMPLOYEE INELIGIBLE FOR ISOS. In no event shall an ISO be granted to any individual who is not an Employee on the Date of Grant.

SECTION 5. SHARES SUBJECT TO PLAN

(a) BASIC LIMITATION. Shares offered under this Plan may be authorized but unissued Shares or Shares that have been reacquired by the Company. The aggregate number of Shares that are available for issuance under this Plan shall not exceed six million seven hundred and fifty thousand (6,750,000) Shares, subject to adjustment pursuant to Section 9 of this Plan; provided that no more than six hundred thousand (600,000) Shares, subject to adjustment pursuant to Section 9 of this Plan, may be issued under this Plan in connection with grants of Restricted Stock; and provided further that effective August 2, 2005, each Share of Restricted Stock granted pursuant to this Plan shall reduce the available Shares subject to this Plan by three Shares. No more than two hundred and fifty thousand (250,000) Shares, subject to adjustment pursuant to Section 9 of this Plan, may be issued under this Plan in any fiscal year of the Company. Notwithstanding the preceding sentence, in the event that in any fiscal year less than two hundred and fifty thousand (250,000) Shares are issued under the Plan then the amount of Shares that can be issued in any future fiscal year shall be increased by the excess of two hundred and fifty thousand (250,000) over the amount of Shares actually issued in such year until such excess number of Shares have been issued. In addition, Shares available for issuance under Section 5 (b) shall also be available for issuance in any fiscal year until such Shares have been issued. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

(b) ADDITIONAL SHARES. In the event any outstanding Option for any reason expires, is canceled or otherwise terminates, the Shares allocable to the unexercised portion of such Option shall again be available for issuance under this Plan. In the event that Shares issued under this Plan revert to the Company prior to the Vest Date under a grant of Restricted Stock, such Shares shall again be available for issuance under this Plan.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

(a) TERM OF OPTION. The term of each Option shall be ten (10) years from the Date of Grant or such shorter term as may be determined by the Committee; provided, however, in the case of an ISO granted to a Ten-Percent Shareholder, the term of such ISO shall be five (5) years from the Date of Grant or such shorter time as may be determined by the Committee.

(b) EXERCISE PRICE AND METHOD OF PAYMENT.

(i) EXERCISE PRICE. The Exercise Price shall be such price as is determined by the Committee in its sole discretion and set forth in the Stock Option Agreement; provided, however, the Exercise Price shall not be less than 100% of the Fair Market Value of the Shares subject to such option on the Date of Grant (or 110% in the case of an ISO granted to a Participant who is a Ten-Percent Shareholder on the Date of Grant).

(ii) PAYMENT OF SHARES. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check, or if authorized by the Committee, by delivery of other Shares having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Shares as to which said Option is being exercised, or by any combination of such methods of payment or by any other method of payment as may be permitted under applicable law and this Plan and authorized by the Committee under Section 3(c) of this Plan.

(c) EXERCISE OF OPTION.

(i) PROCEDURE FOR EXERCISE; RIGHTS OF SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times under such conditions as shall be determined by the Committee, including without limitation performance criteria with respect to the Company and/or the Optionee, and in accordance with the terms of this Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any form of consideration and method of payment allowable under Section 6(b)(ii) of this Plan. Upon the receipt of notice of exercise and full payment for the Shares, the Shares shall be deemed to have been issued and the Optionee shall be entitled to receive such Shares and shall be a shareholder with respect to such Shares, and the Shares shall be considered fully paid and nonassessable. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock certificate is issued, except as provided in Section 9 of this Plan.

Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

(ii) TERMINATION OF STATUS AS AN EMPLOYEE. Except as provided in Subsections 6(c)(iii) and 6(c)(iv) below, an Optionee holding an Option who ceases to be an Employee of the Company may, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) thirty (30) days after the date such Optionee ceases to be an Employee, exercise the Option to the extent that the Optionee was entitled to exercise it on such date; provided, however, that in the event the Optionee is an Employee and is terminated without cause (as determined in the sole discretion of the Committee) then the thirty (30) day period described in this sentence shall be automatically extended to ninety (90) days (and in the case of a Nonstatutory Option, such period shall be automatically extended to six (6) months), unless the Committee further extends such period in its sole discretion. To the extent that the Optionee was not entitled to exercise an Option on such date, or if the Optionee does not exercise it within the time specified herein, such Option shall terminate. The Committee shall have the authority to determine the date an Optionee ceases to be an Employee.

(iii) PERMANENT AND TOTAL DISABILITY. Notwithstanding the provisions of Section 6(c)(ii) above, in the event an Optionee is unable to continue to perform Services for the Company or any of its Subsidiaries as a result of such Optionee’s Permanent and Total Disability (and, for ISOs, at the time such Permanent and Total Disability begins, the Optionee was an Employee and had been an Employee since the Date of Grant), such Optionee may exercise an Option in whole or in part notwithstanding that such Option may not be fully exercisable, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) twelve (12) months from the date of termination of Services due to such Permanent and Total Disability. To the extent the Optionee is not entitled to exercise an Option on such date or if the Optionee does not exercise it within the time specified herein, such Option shall terminate.

(iv) DEATH OF AN OPTIONEE. Upon the death of an Optionee, any Option held by an Optionee shall terminate and be of no further effect; provided, however, notwithstanding the provisions of Section 6(c)(ii) above, in the event an Optionee’s death occurs during the term of an Option held by such Optionee and, at the time of death, the Optionee was an Employee (and, for ISOs, at the time of death, the Optionee was an Employee and had been an Employee since the Date of Grant), the Option may be exercised in whole or in part notwithstanding that such Option may not have been fully exercisable on the date of the Optionee’s death, but only until the earlier of the date (x) the Option held by the Optionee expires, or (y) twelve (12) months from the date of the Optionee’s death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified herein, such Option shall terminate.

(d) NON-TRANSFERABILITY OF OPTIONS. Except as may be permitted by the Committee in its sole discretion, any Option granted under this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process. Any Option granted under this Plan can only be exercised during the Optionee’s lifetime by such Optionee. Any attempted sale, pledge, assignment, hypothecation or other transfer of the Option contrary to the provisions hereof and the levy of any execution, attachment or similar process upon the Option shall be null and void and without force or effect. No transfer of the Option by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option. The terms of any Option transferred by will or by the laws of descent and distribution shall be binding upon the executors, administrators, heirs and successors of Optionee.

(e) TIME OF GRANTING OPTIONS. Any Option granted hereunder shall be deemed to be granted on the Date of Grant. Written notice of the Committee’s determination to grant an Option to an Employee, evidenced by a Stock Option Agreement, dated as of the Date of Grant, shall be given to such Employee within a reasonable time after the Date of Grant.

(f) RESTRICTION ON REPRICING. The Exercise Price of outstanding Options may not be altered or amended, except with respect to adjustments for changes in capitalization as provided in Section 9(a). Within the limitations of this Plan, the Committee may otherwise modify outstanding Options, provided that no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee’s rights or obligations under such Option. The foregoing notwithstanding, the Committee may, in its sole discretion, and without the consent of the Optionee or any other person, accelerate the vesting of all or part of any Option.

(g) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such rights of repurchase and other transfer restrictions as the Committee may determine in its sole discretion. Such restrictions shall be set forth in the applicable Stock Option Agreement.

(h) SPECIAL LIMITATION ON ISOS. To the extent that the aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which ISOs are exercisable for the first time by an individual during any calendar year under this Plan, and under all other plans maintained by the Company, exceeds $100,000, such Options shall be treated as Options that are not ISOs.

(i) LEAVES OF ABSENCE. Leaves of absence approved by the Committee which conform to the policies of the Company shall not be considered termination of employment if the employer-employee relationship as defined under the Code or the regulations promulgated thereunder otherwise exists.

(j) LIMITATION ON GRANTS OF OPTIONS TO COVERED EMPLOYEES. Subject to potential changes specified in Section 9(a) the total number of Shares for which Options may be granted and which may be awarded as Restricted Stock to any “covered employee” within the meaning of Section 162(m) of the Code during any one (1) year period shall not exceed 250,000 in the aggregate.

(k) DISQUALIFYING DISPOSITIONS. The Stock Option Agreement evidencing any ISO granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code, of any share or shares issued to him pursuant to the exercise of the ISO within the two (2) year period commencing on the day after the Date of Grant of such Option or within the one (1) year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Option, he shall, within ten (10) days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

SECTION 7. RESTRICTED STOCK

(a) AUTHORITY TO GRANT RESTRICTED STOCK. The Committee shall have the authority to grant to Participants Shares that are subject to certain terms, conditions and restrictions (the “Restricted Stock”). The Restricted Stock may be granted by the Committee either separately or in combination with Options. The terms, conditions and restrictions of the Restricted Stock shall be determined from time to time by the Committee without limitation, except as otherwise provided in this Plan; provided, however, that each grant of Restricted Stock shall require the Participant to remain an Employee of (or otherwise provide Services to) the Company or any of its Subsidiaries for at least six (6) months from the Date of Grant. The granting, vesting and issuing of the Restricted Stock shall also be subject to the following provisions:

(i) NATURE OF GRANT. Restricted Stock shall be granted to Participants for Services rendered and at no additional cost to Participant; provided, however, that the value of the Services performed must, in the opinion of the Committee, equal or exceed the par value of the Restricted Stock to be granted to the Participant.

(ii) RESTRICTED STOCK ACCOUNT. The Company shall establish a restricted stock account (the “Restricted Stock Account”) for each Participant to which Restricted Stock is granted, and such Restricted Stock shall be credited to such account. No certificates will be issued to the Participant with respect to the Restricted Stock until the Vest Date as provided herein. Every credit of Restricted Stock under this Plan to a Restricted Stock Account shall be considered “contingent” and unfunded until the Vest Date. Such contingent credits shall be considered bookkeeping entries only, notwithstanding the “crediting” of “dividends” as provided herein. Such accounts shall be subject to the general claims of the Company’s creditors. The Participant’s rights to the Restricted Stock Account shall be no greater than that of a general creditor of the Company. Nothing contained herein shall be construed as creating a trust or fiduciary relationship between the Participants and the Company, the Board of Directors or the Committee.

(iii) RESTRICTIONS. The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the Date of Grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period in which the terms, conditions and restrictions apply (the “Restriction Period”). More than one grant of Restricted Stock may be outstanding at any one time, and the Restriction Periods may be of different lengths. Receipt of the Restricted Stock is conditioned upon satisfactory compliance with the terms, conditions and restrictions of this Plan and those imposed by the Committee.

(iv) RESTRICTED STOCK CRITERIA. At the time of each grant of Restricted Stock, the Committee in its sole discretion may establish certain criteria to determine the times at which restrictions placed on Restricted Stock shall lapse (i.e., the termination of the Restriction Period), which criteria may include without limitation performance measures and targets (which may include any Performance Goals established by the Committee) and/or holding period requirements (the “Restricted Stock Criteria”). The Committee may establish a corresponding relationship between the Restricted Stock Criteria and (x) the number of Shares of Restricted Stock that may be earned, and (y) the extent to which the terms, conditions and restrictions on the Restricted Stock shall lapse. Restricted Stock Criteria may vary among grants of Restricted Stock; provided, however, that once the Restricted Stock Criteria are established for a grant of Restricted Stock, the Restricted Stock Criteria shall not be modified with respect to such grant.

(v) VESTING. On the date the Restriction Period terminates, the Restricted Stock shall vest in the Participant (the “Vest Date”), who may then require the Company to issue certificates evidencing the Restricted Stock credited to the Restricted Stock Account of such Participant.

(vi) DIVIDENDS. The Committee may provide from time to time that amounts equivalent to dividends shall be payable with respect to the Restricted Stock held in the Restricted Stock Account of a Participant. Such amounts shall be credited to the Restricted Stock Account and shall be payable to the Participant on the Vest Date.

(vii) TERMINATION OF SERVICES. If a Participant (x) with the consent of the Committee, ceases to be an Employee of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries, or (y) dies or suffers from Permanent and Total Disability, the vesting or forfeiture (including without limitation the terms, conditions and restrictions) of any grant under this Section 7 shall be determined by the Committee in its sole discretion, subject to any limitations or terms of this Plan. If the Participant ceases to be an Employee of, or otherwise ceases to provide Services to, the Company or any of its Subsidiaries for any other reason, all grants of Restricted Stock under this Plan shall be forfeited (subject to the terms of this Plan).

(b) DEFERRAL OF PAYMENTS. The Committee may establish procedures by which a Participant may elect to defer the transfer of Restricted Stock to the Participant. The Committee shall determine the terms and conditions of such deferral in its sole discretion.

SECTION 8. ISSUANCE OF SHARES; TAX WITHHOLDING

(a) ISSUANCE OF SHARES. As a condition to the transfer of any Shares issued under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Securities Act of 1933, as amended, or any other applicable securities laws, rules or regulations, or that such transfer has been registered under federal and all applicable state securities laws. The Company may refrain from delivering or transferring Shares issued under this Plan until the Committee has determined that the Participant has tendered to the Company any and all applicable federal, state or local tax owed by the Participant as the result of the receipt of a Plan Award, the vesting of a Plan Award, the exercise of an Option or the disposition of any Shares issued under this Plan, in the event that the Company reasonably determines that it might have a legal liability to satisfy such tax. The Company shall not be liable to any person or entity for damages due to any delay in the delivery or issuance of any stock certificate evidencing any Shares for any reason whatsoever.

(b) TAX WITHHOLDING. Each Participant shall, no later than the date as of which the value of any Plan Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of such Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Subject to approval by the Committee, a Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any award, a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 9. CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

(a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option (as well as the Exercise Price covered by any outstanding Option), the aggregate number of Shares that have been authorized for issuance under this Plan and the number of Shares of Restricted Stock credited to any Restricted Stock Account of a Participant, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

(b) DISSOLUTION, LIQUIDATION, SALE OF ASSETS OR MERGER. In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Options as to all or any part of the Shares covered thereby including Shares as to which such Options would not otherwise be exercisable by reason of an insufficient lapse of time.

In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the shares under outstanding or unexercised options for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised Options (and shall adjust the Shares which are then available to be optioned, if the Reorganization Agreement makes specific provisions therefore) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such stock and such options.

The term “Reorganization” as used in this Subsection 9(b) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

Except as provided above in this Section 9(b) and except as otherwise provided by the Committee in its sole discretion, any Options shall terminate immediately prior to the consummation of such proposed action.

(c) CHANGE IN CONTROL. Subject to Section 9(b), in the event there occurs a Change of Control, (i) the Optionees shall have the right to exercise from and after the date of the Change in Control the Option held by such Optionee in whole or in part, notwithstanding that such Option may not be fully exercisable, and (ii) any and all restrictions on any Restricted Stock credited to a Restricted Stock Account shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Restricted Stock held in such account was unvested.

SECTION 10. NO EMPLOYMENT RIGHTS

No provision of this Plan, under any Stock Option Agreement or under any grant of Restricted Stock shall be construed to give any Participant any right to remain an Employee of, or provide Services to, the Company or any of its Subsidiaries or to affect the right of the Company to terminate any Participant’s service at any time, with or without cause.

SECTION 11. CONFIDENTIALITY AND NON-COMPETITION

By accepting Options or Restricted Stock under this Plan and as a condition to the exercise of Options and the enjoyment of any of the benefits of this Plan, each Participant agrees as follows:

(a) CONFIDENTIALITY. During the period that each Participant provides Services (or the Participant’s engaging in any other activity with or for the Company) and for a two year period thereafter, such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time. Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries. In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein. If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(b) NON-COMPETITION. During the period that each Participant provides Services to the Company or its Subsidiaries, and for a two-year period thereafter, such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following:

(i) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its Subsidiaries (as such business is conducted during the term such Participant provides Services to the Company or its Subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or

(ii) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Subsidiaries.

In the event any court of competent jurisdictions should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

(c) FAILURE TO COMPLY. Each Participant acknowledges that remedies at law for any breach by him of this Section 11 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms. Accordingly, each Participant acknowledges that upon his or her violation of any provision of this Section 11, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach. Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 11, such Participant shall immediately forfeit any rights and benefits under this Plan and shall return to the Company any unexercised Options and forfeit the rights under any awards of Restricted Stock and shall return any Shares held by such Participant received upon exercise of any Option or the termination of the Restriction Period relating to Restricted Stock granted hereunder, together with any proceeds from sales of any Shares received upon exercise of such Options or the termination of the Restriction Period of such Restricted Stock; provided, however, that upon violation of subsection (b) of this Section 11, the forfeiture and return provisions contained in this sentence shall apply only to Options which have become exercisable, and Restricted Stock, the Restriction Period with respect to which has terminated, and in any such case the proceeds of sales there from, during the two year period immediately prior to termination of the Participant’s Services. Nothing in this Section 11 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 11.

(d) NOTICE. Each Participant agrees to provide written notice of the provisions of this Section 11 to any future employer of such Participant, and the Company expressly reserves the right to provide such notice to such Participant’s future employer(s).

(e) SEVERABILITY. If any provisions or part of any provision of this Section 11 is held for any reason to be unenforceable, (i) the remainder of this Section 11 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

SECTION 12. TERM OF PLAN; EFFECT OF AMENDMENT OR TERMINATION

(a) EFFECTIVE DATE; TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and ratification at the next regular or special meeting thereof to be held after August 1, 1998. Unless at such meeting this Plan is approved and ratified by the shareholders of the Company in the manner provided by the Company’s Bye-Laws, then, and in such event, this Plan and any then outstanding Options or Incentive Stock that may have been conditionally granted prior to such shareholder meeting shall become null and void and of no further force or effect. Subject to the immediately preceding sentence, this Plan shall become effective upon its adoption by the Board of Directors. This Plan shall continue in effect for a term of ten (10) years unless sooner terminated under this Section 12.

(b) AMENDMENT AND TERMINATION. The Board of Directors in its sole discretion may terminate this Plan at any time. The Board of Directors may amend this Plan at any time in such respects as the Board of Directors may deem advisable; provided, that (i) any change in the aggregate number of Shares that may be issued under this Plan, other than in connection with an adjustment under Section 9 of this Plan, or (ii) any change in this Plan that would materially increase the benefits accruing to Participants under this Plan, shall require approval of the shareholders of the Company in the manner provided by the Company’s Bye-Laws, as amended.

(c) EFFECT OF TERMINATION. In the event this Plan is terminated, no Shares shall be issued under this Plan nor shall any Shares of Restricted Stock be credited to a Restricted Stock Account, except upon exercise of an Option granted prior to such termination or issuance of Shares of Restricted Stock previously credited to a Restricted Stock Account. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued to a Participant, any Option previously granted under this Plan or any Restricted Stock previously credited to a Restricted Stock Account.

SECTION 13. GOVERNING LAW

THIS PLAN AND ANY AND ALL STOCK OPTION AGREEMENTS AND AGREEMENTS RELATING TO THE GRANT OF RESTRICTED STOCK EXECUTED IN CONNECTION WITH THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

HELEN OF TROY LIMITED
ANNUAL MEETING OF SHAREHOLDERS
AUGUST 2, 2005

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes each of Gerald J. Rubin and Vincent D. Carson as Proxy with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, August 2, 2005, at 1:00 p.m., Mountain Daylight Time, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, and any adjournment thereof, and to vote all the shares of Common Stock of the Company that the undersigned is entitled to vote on the following matters:

1.    To set the number of director positions at nine and to elect a board of nine directors:

FOR ALL NOMINEES LISTED BELOW

(except as marked to the contrary below) [ ]

WITHHOLD AUTHORITY

to vote for all nominees below [ ]

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE
THROUGH THE NOMINEE'S NAME ON THE LIST BELOW

Gary B. Abromovitz	Timothy F. Meeker	Stanlee N. Rubin
John B. Butterworth	Byron H. Rubin	Adolpho R. Telles
Christopher L. Carameros	Gerald J. Rubin	Darren G. Woody

2.
To approve amendments to the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan to increase the number of Common Shares available for issue to its employees by an additional 750,000 shares, to limit the maximum amount of shares that can be issued in any fiscal year to 250,000, but exclude Mr. Gerald J. Rubin, the Company's Chairman of the Board, Chief Executive Officer and President and Mr. Christopher L. Carameros, an Executive Vice-President, from any future grants under the 1998 Plan and to require that any shares of restricted stock granted under the plan reduce the available shares under the plan by 3 shares.

For [ ] Against [ ] Abstain [ ]

3.	To amend the Company’s Bye-laws to allow for notice of and voting by directors and shareholders at meetings by electronic or other means.

For [ ] Against [ ] Abstain [ ]

4.	To appoint KPMG LLP as independent auditors of the Company to serve for the 2006 fiscal year.

For [ ] Against [ ] Abstain [ ]

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE:	___________________, 2005
SIGNATURE:	_______________________________________________________
SECOND SIGNATURE, IF HELD JOINTLY:	_______________________________________________________

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.